UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DST Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

333 West 11th Street
Kansas City, MO 64105

DST SYSTEMS, INC.
NOTICE AND PROXY STATEMENT
for
Annual Meeting of Stockholders

Tuesday, May 12, 2009

YOUR VOTE IS IMPORTANT

You have received information on casting your vote. We began delivering annual meeting materials, or Notice of Internet Availability of Proxy Materials, on or about March 23, 2009.

DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105

 Proxy Statement
and
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        We invite you to attend our annual meeting of stockholders.

Place:	Our principal executive offices: 333 West 11th Street, 3rd floor Kansas City, Missouri
Time:	10:30 a.m., Central Daylight Time
Date:	Tuesday, May 12, 2009

        Stockholders will consider and vote upon the following matters:

    •
    Election of Three Directors

    •
    Ratification of the Audit Committee's Selection of Independent Registered Public Accounting Firm

        The record date for determining which stockholders may vote at this meeting or any adjournment is March 13, 2009. We will provide the recordholder list during the annual meeting if any stockholder wishes to examine it for any purpose pertaining to the meeting. We will make the list available during regular business hours at the above address for the ten-day period before the annual meeting.

        Please vote your shares, regardless of whether you plan to attend the meeting, by following the voting instructions. Whether you vote by telephone, through the Internet, or by mail, you are authorizing the Proxy Committee (and/or the trustee of DST benefit plans or any broker or nominee through which you hold shares) to vote as you specify on the two proposals. You are also authorizing them to vote in their discretion on other proposals a stockholder properly brings before the meeting. If you hold shares on behalf of an estate or corporation, in some other legal capacity or jointly, you confirm by voting that you have the authority to vote on behalf of all owners of the shares.

        If you need assistance at the annual meeting because of a disability, please let us know by May 1, 2009, at (816) 435-8655.

By Order of the Board of Directors,

Randall D. Young Vice President, General Counsel and Secretary

        The date of this Notice is March 23, 2009.

 DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2009: THE PROXY STATEMENT FOR SUCH MEETING AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 ARE AVAILABLE AT www.edocumentview.com/DST.

PROXY STATEMENT

        On or about March 23, 2009, we began delivering to you, our stockholders of record at the close of business on March 13, 2009 (our record date), this Proxy Statement for our 2009 annual stockholders' meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. We mailed full sets of the materials to our stockholders of record, other than stockholders of record who have consented to receive the materials electronically and employees with workplace email accounts. We delivered a Notice of Internet Availability of Proxy Materials to our stockholders holding through brokers or other nominees.

        We will hold the annual meeting at 10:30 a.m. Central Daylight Time on Tuesday, May 12, 2009, at our principal executive offices, 333 West 11th Street, 3rd Floor, Kansas City, Missouri 64105. At the meeting, our Board of Directors will present two proposals and solicit your vote on them.

        You may vote on the proposals if you own our common stock, par value $.01 per share, on the record date. We have listed our common stock, our only class of voting securities, on the New York Stock Exchange.

        This Proxy Statement contains a separate report by each of the Audit Committee and Compensation Committee of our Board. The two Board committee reports are "furnished," not "filed," for Securities Act of 1934 purposes. Within Board committee reports, "we," "ours," "us" or similar terms mean the committee giving the report. Otherwise, such words or "the Company" mean DST Systems, Inc. and its subsidiaries.

        This Proxy Statement references the Corporate Governance Guidelines, the Business Ethics and Legal Compliance Policy, and the charters of the Board's Audit Committee, Compensation Committee, and Corporate Governance/Nominating Committee ("Governance Committee"). You can access each of these documents at our website, www.dstsystems.com. We will furnish you a copy of any of these documents without charge, if you request in writing to:

DST Corporate Secretary
333 W. 11th Street, 5th Floor
Kansas City, MO 64105

PROPOSALS

        Our Board asks that you vote "for" the two proposals. We do not know of any other matters on which you will vote at the annual meeting. Recordholders may appoint the Proxy Committee as their proxy. The Proxy Committee members are Thomas A. McDonnell, our Chief Executive Officer, Kenneth V. Hager, our Chief Financial Officer, and Randall D. Young, our General Counsel and Corporate Secretary. The Proxy Committee will vote your shares as you direct.

PROPOSAL 1
ELECT DIRECTORS

        Our Bylaws divide our Board into three classes with class terms expiring each year in rotation. At each annual meeting, stockholders elect a class of directors for a full three-year term. Our Board asks you to elect Thomas A. McCullough, William C. Nelson, and Travis E. Reed for a three-year term expiring in 2012 or until their successors are elected and qualified. They are willing and able to continue serving as directors.

        Mr. McCullough is our Chief Operating Officer and has served on our Board for more than 19 years. Mr. Nelson has served on our Board for more than 13 years. Mr. Reed has served on our Board for more than six years. Messrs. Nelson and Reed serve on Board committees and are serving in executive positions at other companies, as described in the Members and Service section beginning on page 4.

        If any Board nominee should become unavailable for election, the Proxy Committee will vote for another nominee whom the Governance Committee will propose. Alternatively, the Board may reduce the number of directors to be elected at the meeting.

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE ELECTION OF
MESSRS. MCCULLOUGH, NELSON AND REED

PROPOSAL 2
RATIFY THE AUDIT COMMITTEE'S SELECTION
OF PRICEWATERHOUSECOOPERS

        The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2009. Our Board requests stockholders to ratify such selection.

        PricewaterhouseCoopers will:

  •
  audit our consolidated financial statements and internal control over financial reporting

  •
  review certain reports we will file with the Securities and Exchange Commission

  •
  provide you and our Board with certain reports

  •
  provide such other services as the Audit Committee and its Chairperson from time to time determine.

        PricewaterhouseCoopers served as our independent registered public accounting firm for 2008, performing professional services for us. We expect representatives of PricewaterhouseCoopers to attend the annual meeting. We will allow them to make a statement if they desire and to respond to appropriate questions. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in your best interest.

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE RATIFICATION OF
THE AUDIT COMMITTEE'S SELECTION
OF PRICEWATERHOUSECOOPERS

THE BOARD OF DIRECTORS

MEMBERS AND SERVICE

        The Company employs Thomas A. McDonnell and Thomas A. McCullough as executive officers. We do not employ the remaining directors listed in the table.

DIRECTORS	Age	Dates of Service on our Board	Annual Meeting at Which Term Expires		Service on Committees of our Board	Registered Investment Company Directorships and Public Company Directorships Other than the Company
A. Edward Allinson(2)	74	September 1995–present April 1977–December 1990	2010		Audit Governance	—
George L. Argyros(3)	72	February 2006–present December 1998–November 2001 (when he resigned to serve as United States Ambassador to Spain)	2011		Compensation Governance	First American Corporation
Michael G. Fitt(4) Presiding Director	77	September 1995–present	2010		Audit Compensation Governance	—
Robert T. Jackson(5)	63	July 2007–present	2010		Audit (Chairperson) Compensation Governance	—
Thomas A. McCullough(6)(11)	66	January 1990–present	2012	(1)	—	—
Thomas A. McDonnell(7)(11)	63	June 1972–present	2011		—	Blue Valley Ban Corp Commerce Bancshares Euronet Worldwide, Inc. Garmin Ltd. Kansas City Southern
William C. Nelson(8)	71	January 1996–present	2012	(1)	Audit Compensation Governance (Chairperson)	Great Plains Energy Inc.
Travis E. Reed(9)	74	July 2002–present	2012	(1)	Audit Compensation Governance	—
M. Jeannine Strandjord(10)	63	January 1996–present	2011		Audit Compensation (Chairperson) Governance	Charming Shoppes, Inc. Euronet Worldwide, Inc. Six registered investment companies that are part of American Century Funds

(1)
Their terms will expire in 2012 if stockholders elect them at the 2009 annual meeting.

(2)
Mr. Allinson was Executive Vice President of State Street Bank and Trust Company and Executive Vice President of State Street Corporation, the parent company of State Street Bank, from March 1990 through December 1999. State Street Corporation is a financial services corporation that provides banking, trust, investment management, global custody, administration and securities processing services. From December 1999 through his retirement in October 2000, Mr. Allinson served as Chief Executive Officer and Chairman of the Board of EquiServe Limited Partnership, a stock transfer agent for publicly listed corporations which became, for a time, our wholly-owned subsidiary.

(3)
Except during his ambassadorship from November 2001 to November 2004, Ambassador Argyros has served from 1968 as Chairman and Chief Executive Officer of Arnel & Affiliates, a diversified investment company, and from 1987 as a general partner and the principal financial partner in Westar Capital, a private investment company.

(4)
Mr. Fitt was Chief Executive Officer and Chairman of GE Employers Reinsurance Corporation, a reinsurance company that has been acquired by the Swiss Re Group, from 1980 through 1992 and its President from 1979 through October 1991. He retired from GE Employers in 1992. Mr. Fitt's role as our Presiding Director is to lead private sessions of our Board at which management is not present and to receive communications from stockholders.

(5)
Mr. Jackson retired in 2006 as the principal financial officer and an administrative officer of American Century Investments, an investment management company. Prior to joining American Century in 1995, Mr. Jackson held various leadership positions in Kemper Corporation, a financial services company.

(6)
Mr. McCullough has served as an Executive Vice President since April 1987 and as our Chief Operating Officer since May 2001. His responsibilities include full service mutual fund processing, remote service mutual fund client servicing, Automated Work Distributor products, information systems, product sales and marketing, and data centers. From September 2000 through 2003, he served as Chief Executive Officer, and since September 2000 he has served as Chairman of Boston Financial Data Services, Inc. ("Boston Financial"), our joint venture with State Street Corporation. Boston Financial performs shareowner accounting services for mutual fund companies and remittance and proxy processing, teleservicing and class action administration services.

(7)
Mr. McDonnell has served as our Chief Executive Officer since October 1984, and as our President since January 1973 (except for a 30-month period from October 1984 to April 1987). He served as Treasurer from February 1973 to September 1995.

(8)
In March 2001, Mr. Nelson joined George K. Baum Holdings, Inc., an investment banking and holding company, as Chairman, George K. Baum Asset Management. In March 2000, Mr. Nelson retired from his positions as President, Kansas City Region, of Bank of America, N.A. and Chairman of Bank of America Mid-West. Mr. Nelson had served since June 1988 as an executive officer of certain banks acquired by Bank of America.

(9)
Mr. Reed is founder of Reed Investment Corporation, which acquires equity interests in various businesses, and has served as its President since 1977.

(10)
Ms. Strandjord is a retired executive of Sprint Corporation (today, Sprint Nextel Corp.), a global communications company. From September 2003 until her retirement in November 2005, she served Sprint as Senior Vice President and Chief Integration Officer. Prior to holding such office she served in various Sprint positions: Senior Vice President of Financial Services (between January 2003 and September 2003); Senior Vice President of Finance for the Global Markets Group (between November 1998 and December 2002); Senior Vice President and Treasurer (from 1990 to November 1998); and Vice-President and Controller (from 1986 through 1989).

(11)
The Company has announced that Mr. McCullough will retire as an executive officer as of December 31, 2009. On July 1, 2009, Stephen C. Hooley, current President and Chief Executive Officer of Boston Financial, will join the Company as our President and Chief Operating Officer, and Mr. McDonnell will remain in his role as our Chief Executive Officer. Mr. McCullough plans, until his retirement, to continue serving as an Executive Vice President and, after his retirement, to continue serving on our Board.

COMMITTEES AND MEETINGS

        Our Board met eight times in 2008. The Board appoints the members of the three Board committees: the Audit Committee, the Compensation Committee, and the Governance Committee. During 2008, the Audit Committee held four meetings, the Governance Committee held one meeting, and the Compensation Committee held five meetings.

        In 2008, each director attended over 90% of the sum of all regular and special Board meetings and all meetings of Board committees on which the director served. Our directors shall, whenever reasonably practicable, attend annual stockholders' meetings. All directors attended the 2008 annual stockholders' meeting. Non-employee directors, led by Presiding Director Michael G. Fitt, meet regularly in private session without management.

INDEPENDENCE AND ACCESSIBILITY

        Non-Employee Director Independence.    New York Stock Exchange standards, certain securities and tax laws, and our Corporate Governance Guidelines govern the independence of non-employee directors. A majority of our Board must be independent, and directors must be independent for purposes of Board committee service. Our Board has determined the independence for Board service and for service on their respective Board committees of each of Ms. Strandjord, Ambassador Argyros, and Messrs. Allinson, Fitt, Jackson, Nelson and Reed. As a group, they constitute a majority of the Board. To determine independence for service on the Board and the Audit Committee, the Board applied the independence standards contained in our Corporate Governance Guidelines. The Board uses the standards to determine whether a non-employee director has a material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

        Under the Guidelines, the Board presumes a non-employee director is independent if the director:

  •
  during the preceding three years

  •
  has not been our employee and has no immediate family member (as defined in the Guidelines) whom we have employed as an executive officer, and

  •
  has not received, and has no immediate family member who has received, more than $120,000 in any twelve month period in direct compensation from us (other than in his or her capacity as a member of the Board or of any Board committee);

  •
  is not and has not been within the last three years, and has no immediate family member who is or has been within the last three years, employed as an executive officer by any company on whose compensation committee any one of our current executive officers concurrently serves or served;

  •
  is not a current employee, and has no immediate family member who is a current executive officer, of:

  •
  the Company,

  •
  a company that made payments to or received payments from us for property or services in any of the last three fiscal years in an amount which exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, as reported in the last completed fiscal year of such company, or

  •
  a charitable organization to which we contributed in any of the last three fiscal years more than 2% of such charitable organization's consolidated gross revenues or $1 million, whichever is greater;

  •
  has no immediate family member who is a current partner of a firm that is our internal or external auditor;

  •
  has no immediate family member who is a current employee of a firm that is our internal or external auditor and personally works on the Company's audit;

  •
  has no immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time; and

  •
  is not a current partner or employee of a firm that is our internal or external auditor, and who was not within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

        The Guidelines are available on our website as described on page 1. They explain circumstances in which a director can be independent even though one or more of the above circumstances exist.

        The Guidelines provide that a non-employee director is independent for purposes of serving on the Audit Committee only if:

  •
  we have not paid any consulting, advisory or other fee to the director other than for serving on the Board or a Board committee; and

  •
  the director is not considered an affiliated person of ours under applicable securities regulations.

        Interested Party and Stockholder Communication with Directors.    Interested parties and stockholders may communicate in writing with the Board, Presiding Director Michael G. Fitt, any director, or any group of directors such as all non-employee directors or all members of a Board committee. A vendor unaffiliated with us receives such communications and forwards them to directors. You may direct communications to the directors in care of our vendor:

Clarence M. Kelley and Associates, Inc.
Attention: Todd Dupriest/DST
7945 Flint
Lenexa, Kansas 66214

NON-EMPLOYEE DIRECTOR COMPENSATION

        Only non-employee directors participate in the compensation structure we describe in this section. Thomas A. McDonnell, our Chief Executive Officer, and Thomas A. McCullough, our Chief Operating Officer, do not receive such compensation for their service on the Board.

CONSULTANT/MANAGEMENT SUPPORT TO THE COMMITTEE

        The Compensation Committee recommended the current non-employee director compensation structure to our Board in 2003. Prior to recommending the compensation, the Compensation Committee engaged compensation consultant Deloitte Consulting LLP ("Deloitte") to assist in evaluating the competitiveness of our non-employee director compensation program.

        In 2003, the Committee charged Deloitte with:

  •
  recommending a potential peer group and general industry surveys to the Committee Chairperson and reviewing and analyzing the non-employee director compensation data contained in surveys and peer proxy statements

  •
  developing competitive benchmarks for the fees and equity compensation of non-employee directors, preparing a report to the Committee on the results, and recommending components of non-employee director compensation to the Committee for recommendation to the Board.

        Nine of the thirteen companies in this 2003 peer group used to develop non-employee director compensation comprise the peer group that was used to evaluate and update executive officer compensation in late 2007 and early 2008. The Committee did not analyze competitive benchmarks specifically for 2008 director compensation.

        In 2008, the Compensation Committee recommended, and the Board approved, an update to the non-employee director compensation program with respect to the equity portion of non-employee director compensation. In addition, prior to the annual stockholders' meeting in 2008, the Committee consulted with Deloitte regarding current practices for stock issuances to non-employee directors. Although Deloitte did not conduct a formal survey of director compensation practices, it advised that issuance of unrestricted stock to non-employee directors was within the range of competitive practice. The Committee believes that a transfer restriction period on equity grants to directors does not serve a significant retention or other purpose.

COMPENSATION STRUCTURE

        The Board reviewed Deloitte data, considered Board and committee members' duties and the Compensation Committee's recommendations, and approved the current elements of non-employee director compensation. The compensation includes annual equity grants, described in note (1) on page 9, and the following:

ANNUAL RETAINERS AND MEETING FEES

			Board Meetings		Board Committee Meetings
	DST Audit Committee Chair Annual Retainer
Annual Retainer		Chair of Other Committees Annual Retainer	In Person	By Teleconference	In Person	By Teleconference
$40,000	$10,000	$5,000	$5,000	$1,000	$2,000	$500

        To address non-employee director retirement and tax planning, the Board allows non-employee directors to defer their cash compensation under the DST Systems, Inc. Directors' Deferred Fee Plan, a nonqualified deferred compensation plan. Non-employee directors may annually elect to defer all or a part of any fees earned during the next calendar year. We credit each participating non-employee director's account with the amount of fees deferred. We monthly adjust the account by a rate of return on a hypothetical investment the director selects among a limited number of choices including both long-term equity based investments and long-term income oriented investments. If the non-employee director does not select hypothetical investments for all or a portion of the account, we adjust the account by an interest factor equal to a rate of return the Board selects. We continue to hold fees related to Mr. Allinson's prior service on the Board from 1977 to 1990. The fees are held in a directors' deferred fee plan that terminated effective August 31, 1995. Non-employee directors are always fully vested in their accounts.

        We will distribute a non-employee director's balance after he or she terminates Board service. We pay account balances in a lump sum but will pay in installments not to exceed ten years if the Board so allows and the director has timely elected installments pursuant to plan provisions and applicable tax laws and regulations.

        We have established a grantor trust in connection with the current Directors' Deferred Fee Plan and the terminated directors' deferred fee plan. We may fund the trust equal to the sum of the payout obligations under such plans. If on or after a change in control we fail to honor obligations under such plans to a plan participant, the trust, if funded, is to distribute the required amounts to the plan participants. The trust requires us to be solvent to distribute trust accounts. Trust assets are subject to the claims of our creditors in the event of our bankruptcy. The Compensation Committee may revoke the trust until we have a change in control. The trust uses the same definition of change in control as used in executive compensation award agreements, summarized in note (2) beginning at page 37.

        We purchase term life insurance for non-employee directors. The directors name the policy beneficiaries. We provide spousal travel to an annual planning meeting and reimburse family entertainment at such meeting. If we do not incur an incremental cost for an additional passenger, the spouse or significant other of a director may accompany the director to the location at which meetings of the Board or its committees are occurring by traveling on aircraft in which we have an interest.

2008 NON-EMPLOYEE DIRECTOR COMPENSATION

	A	B	C	D
Name	Fees Earned Or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
A. Edward Allinson	78,000	130,000	11,708	219,708
George L. Argyros	79,000	130,000	22,108	231,108
Michael G. Fitt	88,000	130,000	23	218,023
Robert T. Jackson	98,000	130,000	71	228,071
William C. Nelson	93,000	130,000	12,358	235,358
Travis E. Reed	88,000	130,000	19,198	237,198
M. Jeannine Strandjord	93,000	130,000	10,569	233,569

    (1)
    Non-employee directors currently receive $130,000 of unrestricted stock on the date of each annual stockholders' meeting, and for new non-employee directors, on the date of appointment other than in connection with an annual stockholders' meeting. Each non-employee director received 2,161 shares of our common stock as of the date of the 2008 annual meeting. We determined the number of shares by dividing $130,000 by $60.185, the average of the highest and lowest reported sale price of our common stock on May 13, 2008, the date of the 2008 annual meeting. For our accounting assumptions in deriving the 2008 compensation expense amount in Column B, see note (11) to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2008. We issued the shares under the 2005 Non-Employee Directors' Award Plan.

      For a number of years, the shares issued under such plan were restricted. Subject to forfeiture for certain terminations from service and to accelerated vesting in limited circumstances, the restrictions on shares granted on the date of the annual stockholders' meetings in 2006 and 2007 lapse three years from the date of the grant.

      Non-employee directors are subject to the stock ownership guidelines described in note (8) on page 19.

      The following table shows each non-employee director's number of outstanding unvested shares of our common stock as of December 31, 2008.

Name	Unvested Shares at December 31, 2008 (#)
A. Edward Allinson	3,721
George L. Argyros	3,721
Michael G. Fitt	3,721
Robert T. Jackson	—
William C. Nelson	3,721
Travis E. Reed	3,721
M. Jeannine Strandjord	3,721

    (2)
    Column C amounts consist of the following:

Non-Employee Director	Term Life Insurance Premiums ($)	2008 Perquisites if Director had Perquisites at or above $10,000* ($)
A. Edward Allinson	46	11,662
George L. Argyros	46	22,062
Michael G. Fitt	23	—
Robert T. Jackson	71	—
William C. Nelson	46	12,312
Travis E. Reed	46	19,152
M. Jeannine Strandjord	71	10,498

      *
      Perquisites for each director included spouse or guest commercial aircraft travel to and family entertainment at both our annual planning meeting and a Board meeting in the United Kingdom at which directors familiarized themselves with our international businesses. One purpose of each event was for members of the Board and their spouses or guests to interact with executive officers and their spouses or guests.

BOARD COMMITTEE MATTERS AND REPORTS

AUDIT COMMITTEE

        We identify Committee members in the Members and Service table on page 4. Committee members serve staggered three-year terms corresponding with their terms as directors. As described in the Audit Committee charter, the Committee is responsible for:

  •
  appointing, approving the services of, overseeing the work of, and receiving reports directly from the independent registered public accounting firm

  •
  reviewing audited financial statements and various other public disclosures

  •
  assisting the Board in overseeing our internal audit function, our legal and regulatory compliance, and the integrity of our financial statements and certain internal controls.

        Our Board has determined that Ms. Strandjord, who is independent under the standards on page 6, is an "audit committee financial expert" as defined in securities regulations. Other members of the Audit Committee may also qualify as audit committee financial experts under the regulations. No Committee member serves on more than two other public company audit committees.

Audit Committee Report

        We reviewed and discussed the Company's consolidated financial statements with management and PricewaterhouseCoopers LLP, DST's independent registered public accounting firm. PricewaterhouseCoopers gave us its opinion, and management represented, that the Company prepared its consolidated financial statements in accordance with generally accepted accounting principles. We discussed with the Company's independent registered public accountants the matters that Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 300T, requires the Committee and the auditors to discuss.

        PricewaterhouseCoopers gave us and we reviewed the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with us concerning independence. We also discussed with PricewaterhouseCoopers its independence from management.

        Based on the above discussions, we recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

THE AUDIT COMMITTEE
Robert T. Jackson, Chairperson
A. Edward Allinson
Michael G. Fitt
William C. Nelson
Travis E. Reed
M. Jeannine Strandjord

COMPENSATION COMMITTEE

        Committee Structure.    We identify Committee members in the Members and Service table on page 4. Committee members serve one-year terms. As described in the Compensation Committee charter, the Committee is responsible for:

  •
  establishing policies and procedures for compensating executive officers and non-employee directors

  •
  retaining independent compensation consultants

  •
  determining the structure and objectives of each element of executive officer compensation, and the base salaries, incentive award opportunity levels, and all other components of such compensation

  •
  setting incentive compensation goals

  •
  approving awards under equity and incentive compensation programs, and exercising administrative authority under benefit plans

  •
  evaluating Chief Executive Officer performance and reviewing evaluations of the performance of other executive officers

  •
  recommending to the Board the structure of non-employee director compensation

  •
  approving certain compensation disclosures.

        Compensation Processes and Procedures.    The policies and procedures for determining executive and non-employee director compensation are written and were approved by the Compensation Committee.

        Executive Officer Compensation Practices.    The Committee is responsible for and has the authority to determine the components of executive officer compensation. The Committee seeks to provide competitive compensation packages that include cash and non-cash as well as short-term and long-term components. It also seeks to tie a portion of executive officer compensation to whether we achieve Company performance goals.

        At least every other year, the Committee reviews executive officer compensation. For each review, the Committee may consider, and decide the weight it will give to, any combination of the following:

  •
  market competition for employees

  •
  market information regarding salaries, incentives and benefits

  •
  individual executive officer performance

  •
  Company or business unit performance

  •
  Company financial information

  •
  accounting effects of compensation

  •
  Company and individual tax issues

  •
  executive officer retention

  •
  executive officer health and welfare

  •
  executive officer retirement planning

  •
  executive officer responsibilities

  •
  effects of a potential change in control or of a Company transaction.

        The Committee may request our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Human Resources Officer, General Counsel, or other management to recommend compensation package components, to communicate hiring and retention concerns and business unit personnel needs, and to provide:

  •
  market analysis data

  •
  product, service and business unit overviews

  •
  proposed benefit plan terms and conditions

  •
  financial, accounting and tax information

  •
  legal requirements for benefit plan and award structures

  •
  the value of outstanding awards and undistributed account balances

  •
  historical Company compensation data

  •
  Company performance data

  •
  executive officer evaluations.

The Committee relies on our Chief Financial Officer, Human Resources Officer, General Counsel, and other management to implement executive officer compensation decisions and adopt appropriate compensation procedure internal controls.

        The Committee develops the criteria for evaluating Chief Executive Officer performance and privately and annually reviews his performance against such criteria. The Chief Executive Officer periodically and privately discusses the Chief Operating Officer's performance with the Committee. The Chief Executive Officer and the Chief Operating Officer periodically and privately discuss with the Committee their views of the performance of the other executive officers. The Committee may review human resources and business unit records, contact any officer about the performance or responsibilities of any other officer, and obtain from the Corporate Secretary responses by executive officers to an annual ethics policy compliance questionnaire.

        Our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or General Counsel contacts the Chairperson of the Committee with any proposed separation arrangement for an executive officer involuntarily terminating employment. The Committee Chairperson discusses the arrangement with a majority of Committee members. She reports the Committee's determination regarding the proposed arrangement to management and makes a record of such determination at the next regularly scheduled Committee meeting.

        The Committee may retain, at Company expense, an independent compensation consultant to advise the Committee on executive compensation practices and trends and to assist the Committee with any determination it will make under these procedures. The Committee selects, engages and instructs the consultant and may rely on our Chief Financial Officer, Corporate Secretary, or other management to coordinate the consultant's work.

        The Committee engaged Deloitte to develop competitive pay benchmarks with respect to base salaries, annual bonus opportunities, and long-term incentives in 2004, and then again in late 2007. The Committee considered the benchmarks in connection with executive officer base salary increases for 2008. Other elements of executive officer compensation for 2008 were based in part on data provided by our compensation consultant in 2004, when the Committee engaged Deloitte to develop competitive pay benchmarks for bonuses, long-term incentives, and total direct and total cash compensation. Deloitte made recommendations in 2004 with regard to five-year upfront grants of performance vested upfront restricted stock and incentive compensation levels. In late 2005, the Committee engaged Deloitte to recommend the terms and conditions of the employment agreements of Messrs. McDonnell and McCullough. The Compensation Discussion and Analysis further describes Deloitte's work for the

Committee. Deloitte recommends appropriate benchmarks and compensation increases for executive officer compensation to the Committee but does not determine individual compensation adjustments.

        Non-Employee Director Compensation Practices.    The Committee recommends components of non-employee director compensation to the Board. Our Board is responsible for and has the authority to determine the components of non-employee director compensation.

        In determining when to review non-employee director compensation, and whether to recommend that the Board modify it, the Committee may consider, and decide the weight it will give to, any combination of the following:

  •
  market competition for directors

  •
  securities law and New York Stock Exchange independence, expertise and qualification requirements

  •
  market information regarding director compensation at other public companies of comparable size and complexity

  •
  directors' duties and responsibilities as set forth in Board committee charters and our Corporate Governance Guidelines

  •
  Company and individual tax issues

  •
  director retention

  •
  director welfare

  •
  director retirement planning

  •
  director compensation principles in our Bylaws and Corporate Governance Guidelines

  •
  legal or other changes in the required structure or duties of the Board

  •
  annual self-evaluations of our Board and its committees

  •
  the value of outstanding awards and undistributed account balances

  •
  historical director compensation data.

        The Committee may request our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Human Resources Officer, General Counsel, or other management to provide:

  •
  proposed director benefit plan terms and conditions

  •
  financial, accounting and tax information

  •
  legal requirements for benefit plan and award structures.

The Committee and the Board rely on our Chief Financial Officer, Human Resources Officer, General Counsel, and other Company management to implement director compensation decisions and adopt appropriate compensation procedure internal controls.

        The Committee may retain, at Company expense, an independent compensation consultant to conduct a peer review or to advise the Committee on director compensation practices and trends. The Committee selects, engages, and instructs the consultant. The Committee may rely on our Chief Financial Officer, Corporate Secretary, or other management to coordinate the consultant's work.

        In late 2003, the Committee engaged Deloitte to report on competitive compensation benchmarks for the fees and equity compensation of non-employee directors, and in 2008, Deloitte provided information to the Committee on general practices for equity compensation of non-employee directors. The Non-Employee Director Compensation section beginning at page 7 further describes Deloitte's non-employee director compensation work for the Committee. Deloitte recommends to the Committee non-employee director compensation alternatives based on the market data but does not determine such compensation.

Compensation Committee Report

        We reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussion, we recommended to the Board that this Proxy Statement include the Compensation Discussion and Analysis.

THE COMPENSATION COMMITTEE
M. Jeannine Strandjord, Chairperson
George L. Argyros
Michael G. Fitt
Robert T. Jackson
William C. Nelson
Travis E. Reed

GOVERNANCE COMMITTEE

        Committee Functions and Structure.    We identify Committee members in the Members and Service table on page 4. Committee members serve one-year terms. As described in the Governance Committee charter, the Committee is responsible for:

  •
  identifying and recommending to the Board persons to serve as directors

  •
  evaluating independence and other qualifications of Board and committee members

  •
  recommending corporate governance guidelines to, and overseeing evaluations of, the Board

  •
  adopting and implementing written policies and procedures for reviewing, approving and ratifying transactions of $120,000 or more with the persons listed in the Beneficial Ownership section or their immediate families

  •
  adopting and performing certain administrative duties with respect to our Business Ethics and Legal Compliance Policy.

        Director Nomination Matters.    In recommending nominees to the Board, the Governance Committee identifies candidates who meet the current challenges and needs of the Board. The Committee identifies and evaluates nominees through multiple sources including Board and management referrals. The Committee may seek input from third-party executive search firms. It did not use a search firm to recommend the nominees for the 2009 stockholders' meeting (Messrs. McCullough, Nelson and Reed). It will consider director nominees timely proposed by stockholders in a written notice and evaluate stockholder nominees for director in the same manner it evaluates other nominees, which includes considering and giving weight to input about a nominee from management or incumbent directors.

        In recommending a director nominee (including an incumbent director), the Governance Committee considers, among other factors:

  •
  whether the nominee meets the standards and has the qualities and experience to fulfill the responsibilities set forth in our Corporate Governance Guidelines

  •
  the nominee's reputation and affiliations

  •
  the nominee's commitment to prepare for and regularly attend meetings of the Board and committees

  •
  whether, if applicable, the nominee meets the New York Stock Exchange standards for independence and has qualifications and attributes necessary under applicable listing standards and laws and regulations for service on Board committees.

        Additionally, in recommending an incumbent director for re-election, the Committee considers:

  •
  the nominee's prior service on the Board

  •
  continued commitment to Board service

  •
  any changes in employment or other status that are likely to affect such nominee's qualifications to serve.

        Related Person Transaction Procedures.    Written policies and procedures adopted by the Governance Committee address Committee review of transactions of $120,000 or more between the Company and a third party in which a "related person" has a direct or indirect material interest. A "related person" is a director, executive officer, 5% or more stockholder, or immediate family member of any such person. Our General Counsel reviews responses to director and officer questionnaires to determine whether any related person has, or during the relevant period has had, a direct or indirect material interest in a related person transaction and reports any actual or proposed related person transaction to the Chairperson of the Governance Committee. For each such reported transaction, the Committee considers whether the related person serves on a Board committee and, if so, whether such continued service is appropriate under securities regulations pertaining to such committee. The Committee determines whether to ratify the transaction considering:

  •
  the significance of the transaction to the Company

  •
  the best interests of our stockholders

  •
  our ethics policy requirements

  •
  the materiality of the transaction to the related person

  •
  whether the transaction is significantly likely to impair any judgments an executive officer or director would make on our behalf.

If the Committee does not approve or ratify a transaction, it discusses with management a strategy for terminating the transaction or modifying the structure of the transaction.

 BENEFICIAL OWNERSHIP

        As of the record date (March 13, 2009), we had 49,714,295 shares of our common stock outstanding, including 2,639,619 shares of unvested restricted stock.

Name and Address	Shares of our Common Stock(1)(#)	Percent of Class(1)(%)
George L. Argyros(2)(8)(9) Director	9,028,158	18.2
Iridian Asset Management, LLC, The Governor and Company of the Bank of Ireland, BIAM Holdings, BancIreland (US) Holdings, Inc., BIAM (US) Inc.(3)	4,187,945	8.4
T. Rowe Price Associates, Inc., T. Rowe Price Mid-Cap Growth Fund, Inc.(4)	4,000,963	8.0
Marshall & Ilsley Corporation ("M&I"), parent of benefit plans trustee(5)	3,010,713	6.1
Breeden Capital Management LLC, Breeden Partners (California) L.P., Breeden Partners (California) II L.P., Breeden Partners L.P., Breeden Capital Partners LLC, Richard C. Breeden(6)	2,543,486	5.1
Thomas R. Abraham(9) Chief Executive Officer of DST International(7)	45,000	*
A. Edward Allinson(8)(9) Director	126,357	*
Michael G. Fitt(8)(9) Director	39,399	*
Kenneth V. Hager(9) Vice President, Chief Financial Officer and Treasurer	530,480	1.1
Robert T. Jackson(8)(9) Director	3,857	*
Thomas A. McCullough(9) Executive Vice President and Chief Operating Officer, Director	468,094	*
Thomas A. McDonnell(9) President and Chief Executive Officer, Director	2,455,484	4.8
William C. Nelson(8)(9) Director	80,160	*
Travis E. Reed(8)(9) Director	27,594	*
M. Jeannine Strandjord(8)(9) Director	78,662	*
Steven J. Towle(9) President and Chief Executive Officer of DST Output, LLC(7)	127,153	*
All Executive Officers and Directors as a Group (17 Persons)(9)	13,952,390	26.6

*
Less than 1% of our outstanding common stock as of the record date.

(1)
As required by securities regulations, the number of shares shown includes exercisable options, and the percentage for each person or group is based on the number of shares outstanding as of the record date plus exercisable options. Except as otherwise stated in these notes, the holders have sole power to vote and dispose of the shares.

(2)
Ambassador Argyros' address is c/o Arnel Development Company, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626. We based information with respect to Ambassador Argyros and his beneficial ownership on a Form 4 filed May 14, 2008. Ambassador Argyros shares power to vote the Argyros' Children's Trust II shares; otherwise he reports sole power to vote or direct the voting and sole power to dispose or direct disposition of our common stock. The shares consist of:

•
4,701,732 shares held by Ambassador Argyros

•
900 shares held by the Leon & Olga Argyros 1986 Trust of which Ambassador Argyros is a trustee

•
28,125 shares held by the Argyros' Children's Trust II which is for the benefit of certain immediate family members of Ambassador Argyros and of which Ambassador Argyros is trustee

•
215 shares held by the George T. Poulos Trust of which Ambassador Argyros is the trustee

•
4,295,500 shares held by HBI Financial Corporation of which Ambassador Argyros is sole stockholder

•
1,686 shares held by GLA Financial Corporation of which Ambassador Argyros is sole stockholder.

  Ambassador Argyros disclaims beneficial ownership of the shares held by the Leon & Olga Argyros 1986 Trust, the Argyros Children's Trust II, and the George T. Poulos Trust.

(3)
Iridian Asset Management LLC ("Iridian") is located at 276 Post Road West, Westport, Connecticut 06880-4704. We based information with respect to Iridian and its beneficial ownership on Amendment No. 2 dated February 3, 2009 to a Schedule 13G dated February 5, 2007. Iridian shares voting power and dispositive power of all the shares with The Governor and Company of the Bank of Ireland, BIAM Holdings, BancIreland (US) Holdings, Inc., and BIAM (US) Inc., each of which has a direct or indirect interest in Iridian.

(4)
T. Rowe Price Associates, Inc. ("Price Associates") is located at 100 E. Pratt Street, Baltimore, Maryland 21202. We based information with respect to Price Associates and its beneficial ownership on Amendment No. 3 dated February 13, 2009, to a Schedule 13G dated February 14, 2007. The Amendment No. 3 reports that Price Associates has sole dispositive power over the shares and sole voting power over 810,000 of the shares and that T. Rowe Price Mid-Cap Growth Fund, Inc. (the "Fund"), to which Price Associates serves as investment advisor, owns and has sole voting power of 3,000,000 of the shares.

  Various individual and institutional investors served by Price Associates as investment adviser, including the Fund, own the shares and have the ultimate power to direct receipt of any dividends and proceeds from the sale of the securities. Price Associates has power to direct investments and/or sole power to vote the securities. Securities law reporting requirements deem Price Associates a beneficial owner of such securities but Price Associates expressly disclaims beneficial ownership of such securities.

(5)
M&I is located at 770 North Water Street, Milwaukee, Wisconsin 53202. We based information with respect to M&I and its beneficial ownership on an Amendment No. 4 dated February 17, 2009 to Schedule 13G dated February 11, 2005. M&I has the sole power to vote or direct voting of 971 shares and the sole power to dispose or direct the disposal of 3,014 shares, but disclaims beneficial ownership of 3,006,849 shares. M&I has the shared power to vote or direct the voting of and the shared power to dispose or direct disposal of 3,007,699 shares including 3,006,849 shares which are held in one or more employee benefit plans, and the securities regulations may view the custodian, M&I's subsidiary Marshall and Ilsley Trust Company N.A., as having voting or dispositive authority over these shares in certain situations.

(6)
Breeden Capital Management LLC ("Breeden") is located at 100 Northfield Street, Greenwich, Connecticut 06830. We base information with respect to Breeden and its beneficial ownership on a Schedule 13G dated February 17, 2009. Breeden is the investment advisor of the three funds that directly hold the shares (Breeden Partners (California) L.P., Breeden Partners (California) II L.P. and Breeden Partners L.P.). The three funds and Breeden share voting and dispositive power of all the shares with Breeden Capital Partners LLC, the general partner to the funds, and with Richard C. Breeden, the managing member of Breeden and Breeden Capital Partners LLC. Breeden, Breeden Capital Partners LLC, and Mr. Breeden disclaim beneficial ownership of the shares and each fund disclaims beneficial ownership of the shares held by the other funds.

(7)
DST International and DST Output entities are direct and indirect wholly-owned subsidiaries of the Company.

(8)
The Board has a guideline that, within a reasonable period of time after a non-employee director's initial appointment or election to the Board, the director is expected to beneficially own common stock. The Board generally expects that the fair market value of the stock equal or exceed three times the annual minimum cash retainer for serving as a Board member. Restricted stock counts toward the expected ownership. The Board will consider personal circumstances, length of service on the Board, and the effect of market conditions in applying this guideline.

(9)
The total number of shares shown in the Beneficial Ownership table consists of the following:

	Restricted Shares(a)(#)	Directly Held, Unrestricted Shares(b)(#)	DST Shares in DST Employee Stock Ownership Plan accounts(#)	DST Shares in DST 401(k) accounts(#)	Miscellaneous indirect holdings(c)(#)	Shares that may be acquired through option exercises(#)
Thomas R. Abraham	45,000	0	—	—	—	—
A. Edward Allinson	3,721	53,196	—	—	—	69,440
George L. Argyros	3,721	4,698,011	—	—	4,326,426	—
Michael G. Fitt	3,721	35,678	—	—	—	—
Kenneth V. Hager	50,500	111,728	26,033	—	—	342,219
Robert T. Jackson	0	3,857	—	—	—	—
Thomas A. McCullough	137,800	330,294	—	—	—	—
Thomas A. McDonnell	200,500	677,492	—	—	—	1,577,492
William C. Nelson	3,721	20,669	—	—	200	55,570
Travis E. Reed	3,721	209	—	—	8,664	15,000
M. Jeannine Strandjord	3,721	19,051	—	—	—	55,890
Steven J. Towle	86,400	4,503	—	299	1,136	34,815
Executive Officers and Non-Employee Directors as a Group(d)	805,026	6,037,113	54,663	1,110	4,338,242	2,716,236

    (a)
    The restrictive, forfeiture and accelerated vesting terms and conditions vary depending on the type of award. We describe each type of restricted stock in our compensation disclosures.

    (b)
    Messrs. Hager and McCullough share voting and dispositive power with their spouses of 100,135 and 319,506 shares, respectively. Ambassador Argyros shares voting power over a portion of his shares, as shown in note (2).

    (c)
    The individuals indirectly hold these shares in individual retirement accounts, trusts, through spouses, or otherwise. Mr. Reed and an executive officer have each disclaimed beneficial ownership as to shares which his wife owns (8,664 and 3,316 shares, respectively). The trustee of our benefit plans holds the voting and dispositive power over shares held in such plans.

    (d)
    For purposes of incorporating one of our subsidiaries in a foreign country, several executive officers hold a single share of the subsidiary's stock. They collectively own less than 1% of the subsidiary. Otherwise, our executive officers and directors do not own stock in our subsidiaries.

INSIDER DISCLOSURES

        Compensation Committee Interlocks and Insider Participation.    Board member and Chief Operating Officer Thomas A. McCullough is a non-executive officer of Boston Financial, our joint venture with State Street Corporation. Although Mr. McCullough and certain other of our officers and directors are members of the Boston Financial board of directors, no compensation committee interlocks exist. Boston Financial's current President and Chief Executive Officer will join the Company as our President and Chief Operating Officer on July 1, 2009, as explained in note (11) on page 5. Boston Financial uses our mutual fund shareowner accounting and recordkeeping system and services as a remote services client. Certain of our subsidiaries provide printing, mailing and other services and license software to Boston Financial and its subsidiaries. In 2008, we had consolidated revenues of $177.5 million from Boston Financial and its subsidiaries. We also entered into a related party promissory note with Boston Financial on March 1, 2006. The agreement provides for unsecured revolving borrowings by us of up to $100 million and matures on July 1, 2010. The amount outstanding under this promissory note was $75 million at December 31, 2008. For the year ended December 31, 2008, we recorded interest expense related to the loan of $4.1 million.

        Beneficial Ownership Reporting Compliance.    The securities regulations require our non-employee directors, certain of our officers, and each person who owns more than 10% of our common stock to file ownership reports with the Securities and Exchange Commission and the New York Stock Exchange. Based on our review of the reports, and our officers' and directors' written representations to us, we believe our reporting persons timely filed their 2008 required reports for transactions occurring during 2008 with the exception of A. Stephan Sabino, Chief Executive Officer of our wholly-owned subsidiary DST Health Solutions, Inc. Mr. Sabino liquidated his 401(k) Profit Sharing holdings in our shares on August 5, 2008 and reported the transaction on a Form 4 dated September 29, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Engagement.    PricewaterhouseCoopers LLP served as our independent registered public accounting firm as of and for the year ended December 31, 2008. PricewaterhouseCoopers LLP performed professional services in connection with the audit of our consolidated financial statements and internal control over financial reporting and the review of reports we filed with the Securities and Exchange Commission. It also reviewed control procedures of our mutual fund processing services and provided us certain other accounting, auditing and tax services.

        PricewaterhouseCoopers fees for services related to 2008 and 2007 were as follows:

Type of Fees	2008($)	2007($)
Financial Statement Audit Fees	3,072,350	3,186,590
Audit Related Fees(1)(2)	1,681,000	1,601,285
Tax Fees(1)(3)	1,789,788	1,886,572

    (1)
    The Audit Committee has determined that the provision of these services is compatible with maintaining the independence of PricewaterhouseCoopers.

    (2)
    A total of $1,616,000 of the 2008 amount and $1,541,285 of the 2007 amount was for attest services relating to Statement on Auditing Standards No. 70 reports and other controls reviews, and $65,000 of the 2008 amount and $60,000 of the 2007 amount was for financial statement audits of employee benefit plans.

    (3)
    A total of $1,155,522 of the 2008 amount and $1,259,088 of the 2007 amount was for U.S. federal, state and local tax planning and compliance, and $634,266 of the 2008 amount and $627,484 of the 2007 amount was for international tax planning and compliance.

        Engagement Procedures.    Audit Committee procedures prohibit the Committee from engaging an independent registered public accounting firm to perform any service it may not perform under the securities laws. The Audit Committee must pre-approve the independent registered public accounting firm's annual audit of our consolidated financial statements. The procedures require the Committee or its Chairperson to pre-approve or reject any other audit or non-audit services the independent registered public accounting firm is to perform. The Committee has directed that its Chairperson, with the assistance of our Chief Financial Officer, present and describe at regularly scheduled Audit Committee meetings all pre-approved services. The Committee has required management to present services for pre-approval within a specified period in advance of the date the services are to commence. The Committee regularly examines whether the fees for audit services exceed estimates. Securities regulations waive pre-approval requirements for certain non-audit services if their aggregate amount does not exceed specified amounts we pay to the independent registered public accounting firm. The procedures require the Committee or its Chairperson to approve, prior to completion of the audit, any services subject to this waiver. We have not applied the waiver to a non-audit service. The Audit Committee pre-approved all services PricewaterhouseCoopers LLP rendered to us and our subsidiaries for 2008.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee determines compensation for the named officers listed in the Summary Compensation Table. Named officers include Thomas A. McDonnell, our Chief Executive Officer, and Kenneth V. Hager, our Chief Financial Officer. They also include our three executive officers other than the Chief Executive Officer and Chief Financial Officer receiving the highest total compensation for 2008: Thomas A. McCullough, our Chief Operating Officer, Thomas R. Abraham, the Chief Executive Officer of DST International, and Stephen J. Towle, the Chief Executive Officer of DST Output.

COMPENSATION DEVELOPMENTS SINCE 2008

        In view of the current economic downturn, the Committee decided against any increases in base salary for named officers for 2009. Moreover, Messrs. McDonnell and McCullough have each suggested, and the Committee has approved, a decrease for 2009 in the base salary payable under their employment agreements. The sole purpose for this decrease in their compensation is to appropriately reflect their individual support of, and contribution to, various payroll cost containment and expense reduction initiatives we have undertaken in light of the downturn. For 2009, Mr. McDonnell's base salary has been reduced by $100,000 to $650,000, and Mr. McCullough's base salary has been reduced by $50,000 to $525,000. In determining any incentive to be paid to such officers under the Incentive Program if we achieve goals set by the Committee for 2009, the incentive opportunity levels will continue to be applied to the base salary of each such officer as is set forth in his employment agreement and prior to the 2009 reduction. After 2009, any adjustments to named officer base salaries will be determined by the Committee in accordance with employment agreements and the Committee's process and procedures.

COMPENSATION OBJECTIVES

        The Committee's primary objectives for its named officer compensation program are described in the following table:

OBJECTIVE	THE COMMITTEE'S GENERAL METHODS OF ACHIEVEMENT ARE TO:	TO ACHIEVE OBJECTIVE, THE COMMITTEE:
Align named officer and stockholder interests	Include, as a significant component of compensation, awards that tie vesting to achievement of short- and long-term financial and strategic objectives	• Grants Incentive Program awards that constitute a significant portion of named officer compensation if goals are achieved and that are tied to sustained increases in diluted earnings per share ("EPS") and/or to achievement of business unit objectives(1)

• Granted, in 2004, restricted stock for the period of 2004-2009 that vests on January 31, 2010 only upon achievement of a diluted EPS target and named officer continued employment ("upfront restricted stock")(1)
• Granted, in 2008, restricted stock to the DST Output executives (including Mr. Towle) that vests only upon DST Output's achievement of an operating margin goal and continued employment(1)

OBJECTIVE	THE COMMITTEE'S GENERAL METHODS OF ACHIEVEMENT ARE TO:	TO ACHIEVE OBJECTIVE, THE COMMITTEE:
Attract and retain quality leadership

• Periodically examine peer group and general industry compensation data; structure compensation packages with the goal that total direct compensation and total cash compensation are positioned at approximately the 75th percentile of the combined peer group and general industry survey data if we achieve target incentive goals, and approximately at the 90th percentile of such data if we achieve maximum incentive goals(2)

• Incorporate a significant "at risk" component into compensation packages so that potential compensation is attractive and incents named officers to remain in our employ through successive, rolling vesting periods

• Strives to stay within such percentile ranges, providing a combination of:
    – Base salaries(1)
    – Incentive Program awards that provide named officers with significant compensation if we achieve performance goals and include, as a component of incentives at certain levels of goal achievement, a deferred cash award that is generally forfeited if the named officer voluntarily terminates employment prior to the end of the vesting period
    – Upfront restricted stock for the period 2004-2009 to establish a level equity compensation cost over several years and to aid in executive retention over a reasonably lengthy period
• Granted restricted stock to Mr. Towle and other DST Output executives as incentive to achieve goals the Committee established for the DST Output business and as a retention aid while such goals are in place
• Awarded expatriate assignment benefits to attract a named officer to our employ(3)

Promote the health and welfare of the named officers and their commitment to the Company
• Aid named officers in health crises and aid their families in the event of their deaths
• Provide a level of financial diversification of unvested awards
• Provide programs under which named officers can save for retirement
• Provide benefits that balance the Board's flexibility in making management changes with protection of named officers in the event of involuntary termination of employment
• Reasonably promote the convenience of the named officers in the performance of their duties for the Company
Provided:

• Health, life and disability insurance programs(1)
• Deferred cash rather than restricted stock as the deferred component of Incentive Program awards so that Company stock is not the only long-term component of compensation
• Qualified and non-qualified deferral plans and programs that allow named officers to accumulate funds (including cash incentives and vested amounts) on a tax-deferred basis for their retirement and to have emergency funds available should employment terminate pre-retirement(1)
• Full or partial accelerated vesting of awards upon retirement and in certain other circumstances
• Reasonable but limited perquisites(1)

OBJECTIVE	THE COMMITTEE'S GENERAL METHODS OF ACHIEVEMENT ARE TO:	TO ACHIEVE OBJECTIVE, THE COMMITTEE:
Maintain a level of equity grants that do not, in the Committee's opinion, cause excess dilution and expense over time	Establish target aggregate expense levels for the annualized equity compensation (the upfront restricted stock) as a percentage of pre-tax income	Determined the aggregate number of shares of upfront restricted stock it would grant in 2004 with the objective that such equity compensation to all eligible employees, considered over the grant period, should approximate no more than 6% to 7% of consolidated annual pre-tax income(4)

Provide stability to the Company and limited protection to the named officers in a change in control
Design change in control protections in employment and award agreements to:

• Preserve our ability to compete for executive talent in the event of a change in control
• Promote stability during a change in control by encouraging our executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination or demotion following the change in control
• Provide our executives with change in control severance benefits similar to those in place at other companies
• Make it potentially more expensive for an acquirer to dismiss one of our executives rather than one of its own executives
• Included in named officer employment agreements separation pay obligations in the event of a termination without cause or resignation for good reason within the three years following a change in control(1)

• Provided for pro rata vesting of the upfront restricted stock upon a change in control that is not followed by a termination of employment, and full vesting of the remaining unvested stock upon a change in control that is followed within three years by a termination of employment without cause or a resignation for good reason

• Provided for pro rata vesting of the restricted stock granted to Mr. Towle but only at the time of goal achievement following a post-change in control resignation for good reason
• Provided for accelerated vesting of deferred cash awards upon a change in control followed by a termination of employment without cause or a resignation for good reason

OBJECTIVE	THE COMMITTEE'S GENERAL METHODS OF ACHIEVEMENT ARE TO:	TO ACHIEVE OBJECTIVE, THE COMMITTEE:
Structure compensation, if feasible in view of other objectives, so that the Company can obtain maximum deductibility of compensation expenses	Include as a part of compensation packages performance-based components that are designed to meet the requirements of Section 162(m) of the Internal Revenue Code(5)	• Bases Incentive Program awards on the achievement of performance goals
• Incorporated a performance hurdle into upfront restricted stock and into restricted stock to DST Output executives
• Obtained stockholder approval of the 2005 Equity Incentive Plan under which upfront restricted stock and Incentive Program awards are granted
• Considered 162(m) ramifications in partially terminating the Supplemental Executive Retirement Plan ("SERP") and a previous ERISA excess plan

(1)
The following elements are described in separate sections beginning at the pages indicated:

  •
  base salaries (page 30)

  •
  Incentive Program awards (page 30)

  •
  upfront restricted stock (page 34)

  •
  perquisites (page 35)

  •
  insurance benefits (page 35)

  •
  ERISA excess and other deferral plans and programs; separation from service and change in control terms and conditions of awards and employment agreements (page 35).

  The Committee has determined that the benefit to the executive, the Company and our stockholders justifies the Company cost in providing each element of compensation. In structuring the Incentive Program and in determining to grant upfront restricted stock, the Committee considered the target levels of compensation set forth on page 23. In determining individual elements of compensation, the Committee does not otherwise consider amounts realizable from prior compensation or awards, for the reasons below:

Element	Reason
Base Salaries	Base salaries should provide the named officer with a minimum level of annual pay, irrespective of payouts under our 2005 Equity Incentive Plan.
Incentive Program Awards
Annual incentive awards are tied to performance in a particular period. Tying incentive opportunity levels to other unearned awards would undermine the objective of incenting performance for the current performance period.
Upfront Restricted Stock; Restricted Stock to DST Output Executives	The grants are for a period of time and incent performance of goals during that period, and grants for prior periods should not affect the level of compensation for the current period.
Perquisites; Insurance Benefits; and Retirement, Termination and Change in Control Provisions	The objectives given above for these compensation elements would not be served if the benefits were tied to amounts realizable from prior awards.

(2)	Total cash compensation is base salary plus the current cash portion of incentive awards. Total direct compensation is the combination of base salary, annual incentive awards, and annualized upfront equity awards. The Committee set the total cash compensation targets and total direct compensation targets in the upper quartile because:
• a significant portion of named officer compensation is at risk
• the highly competitive nature of our industry warrants higher levels of potential compensation to allow us to attract and retain the quality leadership needed for continued success
• companies that achieve similar levels of performance over a period of time are generally ranked in the upper quartile of total direct and total cash compensation ranges.

In the chart below, we have summarized how the 2008 compensation for the named officers compares to competitive compensation levels. The competitive positioning is derived from general industry survey and peer group data provided by our compensation consultant, whose services we describe in the following section.

Compensation Component	Average Positioning of Named Officers	Range of Competitive Positioning of Compensation for Named Officers
Base Salary
• Published Survey Data	2% Above Median	13% Below Median to 23% Above Median
• Peer Group Data	9% Below Median	26% Below Median to 2% Above Median
Target Total Cash Compensation*
• Published Survey Data	1% Below 75th Percentile	21% Below 75th Percentile to 13% Above 75th Percentile
• Peer Group Data	5% Below 75th Percentile	33% Below 75th Percentile to 20% Above 75th Percentile
Target Total Direct Compensation*
• Published Survey Data	9% Above 75th Percentile	18% Below 75th Percentile to 39% Above 75th Percentile
• Peer Group Data	7% Below Median	19% Below Median to 3% Above Median

*If we meet target incentive goals.
(3)
The Committee provides Mr. Abraham expatriate benefits related to his agreement to work for us in the United Kingdom as part of its efforts to recruit him as Chief Executive Officer of DST International. The Committee believes that expatriate benefits are fair given the climate in which the recruitment occurred and the importance of the position.

(4)
Establishing such levels for the upfront restricted stock grant in 2004 allows the Committee to keep such equity grant from causing on an annualized basis what it would consider excessive dilution and expense over the vesting period. The grant cliff vests at the end of the five-year vesting period if we employ the named officer on such date and if we have achieved the consolidated EPS performance goal, and the grant cost is spread evenly over the requisite vesting period. Whether the upfront restricted stock expense over the period will approximate benchmark levels adopted as part of the Committee's compensation objectives is subject to changes in earnings about which we are making no representations or assurances.

(5)
Section 162(m) of the Internal Revenue Code limits our deductions for federal income tax purposes of compensation expenses exceeding $1 million paid to certain named officers other than performance-based compensation that meets the requirements of Section 162(m). The Committee has been advised that Section 162(m) deductibility limits do not apply to Mr. Abraham's compensation because we do not claim a deduction on our U.S. tax return for his compensation. The Committee cannot make assurances that named officer compensation will be fully deductible.

        As shown in the above table, we align named officer and stockholder interests and further retention objectives by incorporating performance goals into various elements of compensation. We do not disclose the actual goals because they are confidential business information. We believe that they are immaterial to an understanding of the Committee's executive compensation policies and decisions and that the reasons not to disclose them are compelling. One key reason is that disclosure of the goals, or any one of them, could cause substantial economic harm to our competitive position.

CONSULTANT/MANAGEMENT SUPPORT TO THE COMMITTEE

        The Committee consulted with Deloitte in late 2007 to set 2008 base salaries for named officers. The Committee charged Deloitte with:

  •
  discussing with the Chief Executive Officer, Chief Financial Officer, and Committee Chairperson which companies in the computer software and services industry have the revenues, market capitalization, size, scope and complexity that make them appropriate peers for benchmarking compensation data, and gathering and analyzing capitalization, revenue, and other financial metrics for such companies to confirm that they are appropriate peers

  •
  discussing with the Chief Financial Officer and the Committee Chairperson the availability of general industry benchmarking data and recommending surveys for use in benchmarking

  •
  upon the Committee's approval of the peer group and general industry surveys, reviewing and analyzing the compensation data

  •
  developing competitive pay benchmarks for the base salaries of Company executive officers.

        Based on a review of that information, the Committee modified base salaries of three named officers for 2008. The Committee determined not to modify the incentive compensation opportunity levels of named officers for 2008. The Committee also determined, in view of the upfront restricted stock it granted in 2004, not to make additional equity grants to named officers for 2008 other than the grant to Mr. Towle of restricted stock that vests only upon achievement of DST Output goals, discussed on page 33. In determining the incentive compensation and upfront restricted stock grant levels, the Committee charged Deloitte in 2004 with the same tasks outlined above as well as:

  •
  developing competitive pay benchmarks for the bonuses, long-term incentives and total direct and total cash compensation of Company executive officers

  •
  analyzing the current and potential equity dilution of peer group companies to the current and potential equity dilution of Company stock as a result of the upfront restricted stock awards, and comparing three-year average share utilization rates among the Company and peer group companies.

        Deloitte advised the Committee in late 2005 regarding the terms and conditions of employment agreements for Messrs. McDonnell and McCullough. It also updated the 2004 peer group information for chief executive officer and chief operating officer compensation. Based on updated benchmark position data, Deloitte identified alternatives for the Committee's consideration with respect to the base salaries and incentive opportunity levels for these two positions.

        At the Committee's direction with respect to the consulting work that has occurred beginning in 2004, the Company has provided Deloitte with financial data, peer group identification information, potential share dilution information, drafts of the employment agreements for Messrs. McDonnell and McCullough, and access to the Company's Human Resources Department, General Counsel, and benefits and securities law counsel.

        The peer group Deloitte used for benchmarking base salaries in late 2007 included the following companies:

    •
    Affiliated Computer Services

    •
    Alliance Data Systems Corporation

    •
    Automatic Data Processing, Inc.

    •
    Ceridian Corporation

    •
    Choicepoint Inc.

    •
    Convergys Corporation

    •
    CSG Systems International, Inc.

    •
    First Data Corporation

    •
    Fiserv, Inc.

    •
    IMS Health Incorporated

    •
    NCR Corporation

    •
    Paychex, Inc.

    •
    Perot Systems Corporation

    •
    SEI Investments Co.

    •
    Teletech Holdings, Inc.

    •
    Total System Services, Inc.

The 2004 survey data did not include Choicepoint Inc. or IMS Health Incorporated and included Acxiom Corporation, BISYS Group, Inc., Certegy, Inc. and SunGard Data Systems, Inc. Each difference is either a result of corporate transactions or changes over time in our peer group.

        In addition to the peer group data, Deloitte has provided peer group survey information gathered from hundreds of general industry and data processing companies, and has regressed that data to match DST's size and each executive officer's responsibility level. In using the peer group and general survey data, Deloitte focuses on positions similar in scope to our executive officer positions. Deloitte uses the peer group and general industry data in tandem to summarize how executive officer compensation levels compare to competitive practice. The Committee then evaluates how the Company's executive officer compensation compares to competitive practice based on the components of compensation, as well as compensation in the aggregate, and determines if adjustments are appropriate and necessary.

        Deloitte affiliates have provided certain tax related or financial advisory services to the Company. The Committee believes that, given the scope and nature of these projects, the additional assignments have not impaired Deloitte's ability to provide an independent perspective to the Committee.

        In determining base salary increases for Messrs. Hager, Abraham and Towle for 2008, the Committee received input from our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer regarding:

    •
    responsibilities of individual executive positions

    •
    our cost in providing benefits

    •
    information as to potential achievability of incentive goals

    •
    compensation components and levels necessary to incent and retain management.

        In determining to grant restricted stock to Mr. Towle in 2008, the Committee received input from our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer regarding changes in the DST Output business and the need for achievement of certain goals.

        The Committee determined the terms and conditions of the employment agreements of Messrs. McDonnell, McCullough and Abraham. Mr. Hager's employment agreement predates the existence of the Committee. The Committee approved amendments to four named officer employment agreements effective December 31, 2008 primarily so that any separation pay and other benefits under the agreements would be exempt from or compliant with Section 409A of the Internal Revenue Code, which imposes excise taxes and other penalties on non-exempt deferred compensation. Mr. Towle does not have an employment agreement.

OVERVIEW OF 2008 COMPENSATION

  Messrs. McDonnell and McCullough

        Messrs. McDonnell and McCullough received the same base salary for 2008 as for 2007. Their incentive opportunity levels (as percentages of base salary) for 2008 were the same as for 2007, although they earned slightly less of an incentive for 2008 than as for 2007 due to a modest decline in the aggregate level of goal achievement.

        For all named executive officers, including the Chief Executive Officer and Chief Operating Officer, the Compensation Committee applies the same compensation objectives and reviews the same compensation general industry and peer group survey data to evaluate market rates of compensation.

        The 2008 overall compensation of, and individual compensation components for, Messrs. McDonnell and McCullough exceeded that of the other named executive officers primarily because market compensation rates of base salary and other components for chief executive officers and chief operating officers exceed the market rates and components for other named executive officer positions. The long tenure with the Company of approximately 39 years for Mr. McDonnell and 21 years for Mr. McCullough, sustained long-term individual performance, and level of responsibility of each chief officer have also factored over time into their base salaries and incentive opportunity levels.

  Mr. Hager

        Mr. Hager's base salary for 2008 increased by 3.3% over his base salary for 2007. His incentive opportunity levels (as percentages of base salary) for 2008 were the same as for 2007, although the aggregate level of goal achievement for 2008 was modestly below the level for 2007.

  Mr. Abraham

        Mr. Abraham's base salary for 2008 increased by 4% over the total amount of base salary for 2007 as if we had employed him for all of 2007 (see note (1) on page 43). His incentive opportunity levels (as percentages of base salary) for 2008 were the same as for 2007; however, the bonus he was eligible to earn for 2008 was based on a pool available to DST International executives if goals were achieved. As goals were not achieved for 2008, Mr. Abraham did not receive an incentive award for 2008. He did not receive a SERP contribution in 2009 for the 2008 plan year as the partial termination of the SERP in 2007 discontinued his participation in that plan.

  Mr. Towle

        Mr. Towle's base salary for 2008 increased by 7.5% over his base salary for 2007. His incentive opportunity levels (as percentages of base salary) for 2008 were the same as for 2007, although the aggregate level of goal achievement for 2008 was less than the level for 2007. In addition, he became ineligible to receive that portion of any incentive award based on achievement of the business unit goal above the target level, as explained on page 33. He received restricted stock in February 2008 that vests only upon achievement of DST Output goals, also as explained on page 33. He did not receive a SERP contribution in 2009 for the 2008 plan year as the partial termination of the SERP in 2007 discontinued his participation in that plan.

BASE SALARIES

        Factors in Determining Base Salaries.    In setting base salaries, the Committee:

  •
  considers that base salaries serve as part of the basis for calculating the amount of performance-based incentives, for determining SERP contributions for certain named officers, and for calculating potential separation pay under employment agreements

  •
  reviews individual performance elements including each named officer's commitment and ability to:

  •
  strategically meet business challenges

  •
  plan long-range

  •
  achieve financial results

  •
  lead the service, product or business unit or administrative team for which the officer is responsible

  •
  prudently steward our resources

  •
  promote legal and ethical compliance.

        The Committee does not follow a precise formula that base salaries should constitute a certain percentage of overall compensation or that base salaries should fall within a specific percentile range of peer group and general industry survey data. The Committee considers whether individual base salaries reflect responsibility levels and are reasonable, competitive and fair. The Committee also considers its total direct compensation and total cash compensation objectives stated on page 23.

        Named Officer Base Salaries.    In increasing base salaries for Messrs. Hager, Abraham, and Towle for 2008, the Committee reviewed published survey and peer group data prepared by Deloitte in December 2007, considered the applicability of the salary data in view of the individual positions within our company, and applied the factors described in the preceding section to each position and set of challenges. It increased each base salary to a level it believed was fair and reasonable. As suggested by Messrs. McDonnell and McCullough, the Committee did not increase their respective base salaries for 2008. Their base salaries for 2009 decreased as explained on page 22.

INCENTIVE PROGRAM COMPENSATION

        Under the Incentive Program, the Committee may grant annual incentive awards based on whether the Company or business units achieve certain goals set by the Committee. The amount and components of the award depend on whether and to what degree the Company or business unit achieves goals, and the percentages of base salary (we refer to them as opportunity levels) that the named officer is eligible to receive as an incentive award.

        Goal Setting.    The 2005 Equity Incentive Plan requires the Committee to set goals for named officer annual incentives within the first ninety days of a performance year and governs the Committee's flexibility in determining whether we achieved our goals. We further discuss the reasons the Committee ties elements of compensation to goal achievement and the confidentiality of the goals on pages 22 through 27.

        For each performance year, the Committee establishes annual and three-year cumulative threshold, target and maximum EPS goals for the Company's corporate officers. These are the only two goals applicable to the incentives of Messrs. McDonnell, Hager and McCullough. Half of any incentive award to them is based on performance against an annual EPS goal, and half is based on performance against a cumulative EPS goal. The Committee selected EPS goals because they directly align named officer and stockholder interests. The Committee sets both annual and cumulative goals because it believes the relationship between historical and future achievement should affect the degree of difficulty of combined goal achievement each year.

        Used in tandem, annual and cumulative goals allow the Committee to encourage the achievement of current year performance as well as sustained multi-year growth. The Committee sets the cumulative EPS goals each year of the three-year period in advance of certifying achievement of any annual goal for the three-year period. Incentive awards would be decreased if the cumulative goal was not met, even if the annual goal was met at the maximum level. Lack of annual goal achievement during any of the three years would impede cumulative goal achievement.

        In setting annual EPS goals, the Committee generally considers our mix of businesses, competitive outlook, annual capital expenditures and short-term strategy objectives in determining appropriate earnings objectives for the specific year. In setting cumulative EPS goals for a prospective three-year period, the Committee considers long-term strategic objectives and the possibility that, over the long-term, results for a certain year could exceed or fall below the desired annual growth targets and that a cumulative goal should have the effect of balancing the impact of significant year to year fluctuations in named officer incentive compensation as a result of performance toward annual goals. The Committee intends the combination of annual and cumulative goals to reflect sustained performance over time consistent with management's and the Board's emphasis on long-term stockholder value.

        For each performance year for business unit participants, including Messrs. Abraham and Towle, the Committee bases incentive awards on a combination of business unit and/or Company goals. The combination depends on the extent to which the Committee seeks to emphasize business unit goals compared to overall Company goals. The Company cumulative EPS goal and a DST Output annual operating income goal is applied to Mr. Towle, as the success of the DST Output business is connected to the success of the Company's business through combined customer relationships and operating facilities. Mr. Towle's incentive award depends half on each of the two goals, except that, as explained below, Mr. Towle is not eligible to receive that portion of any award based on achievement of the DST Output operating income goal above the target level. DST Output annual goals are set for three-year periods.

        For DST International's goal for 2008, the Committee considered changes in the subsidiary's business model and economic conditions relative to its license-based business. It based the goal on an increase over DST International's 2007 income from operations before bonus. The Committee separately emphasizes and incents performance of DST International because its customer relationship and success factors generally are not directly related to other Company operations.

        For the DST goals, the Committee generally seeks to require the growth in diluted EPS to be at a rate at least comparable to upper percentiles of other public companies with similar products and services. For all goals, it seeks to increase the difficulty of goal achievement by the named officer's opportunity levels as follows:

Goal Level	Expected Conditions Under Which Goals Would be Met
Threshold EPS and DST Output Goals; Minimum Bonus Pool Amount for DST International	Unless adverse business conditions occur
Target EPS and DST Output Goals; Increased Bonus Pool Amount for DST International	If we execute strategic business plans and if business conditions are reasonable
Maximum EPS and DST Output Goals; Increased Bonus Pool Amount for DST International	If we execute strategic business plans more effectively and market conditions are better than we expect

        Various factors could cause actual results to vary from performance goals, and in light of these variables it is not possible for the Committee to reliably quantify differences in difficulty among the various achievement levels. The Committee does not perform a statistical analysis to predict future achievement based on historical goal achievement. Rather, the Committee seeks to set goals it believes will incent participant performance at levels that would achieve Board objectives, and will cause payouts of incentive compensation at levels over time that further its purpose of retaining executives and linking pay to performance.

        The Committee finalized the 2008 cumulative EPS goals applicable to Messrs. McDonnell, Hager, McCullough and Towle and the annual EPS goal applicable to Messrs. McDonnell, McCullough and Hager in November 2005, the business unit annual operating income goal applicable to Mr. Towle in February 2008, and the business unit increase in income from operations before bonus goals applicable to Mr. Abraham in March 2008.

        Annual Incentive Opportunity Levels.    The Committee determines the percentage of each named officer's base salary to be awarded as an incentive at each level of goals we meet. The Committee does not follow a precise formula to cause incentive awards to constitute a certain percentage of overall compensation. However, the Committee does consider its total direct compensation and total cash compensation objectives set forth on page 23.

        Named officer incentive opportunity levels are:

	Opportunity Level % of Base Salary
Named Officer	Threshold	Target	Maximum
Thomas A. McDonnell	100	200	300
Thomas A. McCullough	90	180	270
Messrs. Hager, Abraham and Towle	50	100	150	*

    *
    Mr. Towle is ineligible to receive that portion of any award attributable to DST Output goal achievement above the 100% level, as explained on page 33.

        The Committee selected the percentages based on the total cash and total direct compensation objectives, on executive officer retention considerations, and on the officer's position level, rather than on individual performance.

        For all named officers other than Mr. Abraham, the Committee determines the total incentive by applying the opportunity level at the goal level achieved to base salary. Mr. Abraham participates in a bonus pool available to DST International participants. The dollar amount available to the participants depends on the goal level achieved, and the pool is divided among participants based on the ratio of each participant's bonus at the threshold opportunity level to the aggregate of bonuses at the threshold level.

        Annual Incentive Award Determinations.    The 2005 Equity Incentive Plan requires the Committee to certify, no later than 90 days following the performance year, the degree to which goals were met for the performance year. The Committee grants awards on the same date it determines goal certification, and cash incentives are paid no later than March 15 of the year following the performance year. With the exception of Mr. Towle's incentive, as explained below, we average payout levels of the two goals applicable to each named officer to determine an aggregate percentage of salary that will dictate the amount of the award.

        Under the Plan, the Committee, on an award grant date, may provide that the performance results may be adjusted to reflect unusual or nonrecurring events or in response to changes in applicable laws, regulations or accounting principles. The Committee may only exercise downward discretion with respect to named officers subject to Section 162(m) of the Internal Revenue Code. In determining the award payments for the 2008 performance year, the Committee excluded from the EPS results certain tax expenses and costs related to transactions occurring prior to 2008, in order to be consistent with the exclusion of the effects of such transactions in the years the transactions occurred.

        The Committee did not otherwise exercise discretion in determining goal achievement or award amounts. The Committee certified that the Company met its maximum cumulative goal and exceeded its target annual EPS goal, that DST Output exceeded its target operating income goal, and that DST International did not meet its increase in income from operations before bonus goal.

        Award Deferral.    The Committee requires deferral of half of the award attributable to performance above the threshold level. Subject to forfeiture and to accelerated vesting in limited circumstances (as discussed beginning at page 37), the deferred cash award vests two years and 11 months from the end of the performance year for which the deferred portion was earned.

        Special Incentive Arrangements for Mr. Towle.    Management has sought to improve the profitability of DST Output by making important changes to its business model. DST Output has invested in new technologies since 2006 as part of working toward that objective. The associated capital spending and operational implementation costs have adversely affected operating results.

        In 2008, the Committee desired to tie a portion of the compensation of DST Output executives, including Mr. Towle, directly to improvement in DST Output operating margins. To incent an operating margin improvement for a three-year period (2008-2010), the Committee believed it appropriate to grant restricted stock in early 2008 to DST Output executives and base vesting on achievement of an operating margin goal for any fiscal year of such period. The Committee will include the book compensation cost of the grant in determining whether the goal is achieved. We further discuss the reasons the Committee ties elements of compensation to goal achievement and the confidentiality of the goals on pages 22 through 27.

        In determining the aggregate number of shares to grant to each DST Output executive, the Committee considered the expense it was willing to authorize for the incentive, and then divided the aggregate number of shares equal to such expense among the executives based on the proportion of each individual's base salary to the aggregate base salaries of the grantees. The Committee has determined that the grants are in lieu of a portion of the executive's potential annual incentive compensation and has restructured such compensation. As a result, Mr. Towle is ineligible to receive that portion of his cash and deferred cash annual incentive that would have been based on achievement of the DST Output goal above the target level of goal achievement.

        The shares are generally subject to forfeiture upon termination of employment (as discussed beginning at page 37). The restricted stock does not vest unless and until the goal is achieved for any of 2008, 2009 or 2010. The goal was not achieved for 2008, and, as a result, the shares did not vest.

UPFRONT RESTRICTED STOCK

        The Committee has granted stock under the 2005 Equity Incentive Plan that vests over a period of time. For all of the named officers other than Mr. Abraham, the upfront restricted stock incorporates a performance hurdle to vesting, and we discuss our achievement of the goal below. In addition to achieving the performance hurdle, named officers generally must have remained in our employ until the end of the five-year restrictive period in order for the stock to vest.

        2004 Determination of Upfront Grants.    In November 2004, named officers other than Mr. Abraham received restricted stock grants intended to cover the period 2005 through 2009. The Committee did not follow a specific formula in determining the value of upfront restricted stock as a certain percentage of individual compensation or in determining each named officer's number of shares. The Committee considered the total direct compensation ranges set forth on page 23 as well as:

    •
    each officer's position and level of responsibility

    •
    the value of the restricted stock considering the degree of difficulty in achieving the EPS criteria and other terms and conditions of the grant

    •
    the historical targets the Committee set for annual compensation

    •
    the aggregate value of annual equity compensation represented by the upfront restricted stock over the five-year period.

The Committee set a diluted EPS goal to be met for any of the five years of the upfront period (2005-2009). The Committee desired that the goal be reasonably achievable if we accomplished strategic and challenging objectives. The Committee selected a reported results structure, requiring that goal achievement be reflected in our audited results and reported in our Annual Report on Form 10-K. The structure precluded the Committee from exercising discretion to allow vesting absent goal attainment. Named officers would forfeit the shares unless we met the goal for any year of the five-year period. We further discuss the reasons the Committee ties elements of compensation to goal achievement and the confidentiality of the goals on pages 22 through 27.

        We met the goal with 2005 results, realizing significant long-term strategic objectives sooner than anticipated through favorable market conditions and the execution of three significant transactions in 2005. Thus, the restrictions will lapse January 31, 2010, without the need for further goal achievement, but the shares are generally subject to forfeiture upon termination of employment and to accelerated vesting in limited circumstances (as discussed beginning at page 37).

        Determination of Mr. Abraham's Upfront Grant.    The Committee granted Mr. Abraham restricted shares in February 2007. The number granted was 60% of the number of shares granted to his predecessor (J. Michael Winn, retired Chief Executive Officer of DST International) for the upfront vesting period. The lesser number was in recognition of the fact that Mr. Abraham's vesting period would be slightly over 60% of his predecessor's vesting period. Mr. Abraham's award did not have a performance feature, which assisted in his recruitment to the Company. In addition, the performance hurdle incorporated into the 2004 grants had already been achieved, and the Committee did not deem it appropriate to establish a performance hurdle for only one executive.

PERQUISITES

        The Committee receives input regarding perquisites from our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer. The Committee allows Mr. McDonnell personal use of aircraft in which we own fractional interests. It also allows Mr. McCullough limited personal use. The Committee monitors such use through receipt at least four times per year of reports from our Chief Financial Officer. Executives may also receive estate planning services, tax return services, paid parking, reimbursement for medical physical examinations, and personal use of a Company car or car allowance. We reimburse spouse or guest travel to, and family entertainment at, an annual planning meeting at which executive officers and spouses or guests interact with each other and with members of the Board and their spouses or guests, and in 2008 we reimbursed spouse travel and entertainment for Messrs. McDonnell and Hager at a meeting in the United Kingdom at which the Board familiarized itself with our international businesses. Mr. Abraham, who works in the United Kingdom at the request of the Company, receives a housing and utility allowance and tuition reimbursement for his children as expatriate assignment benefits and an amount in connection with the incremental income taxes he incurs by working as an expatriate for the Company. We do not gross-up named officer perquisites for tax liabilities.

INSURANCE BENEFITS

        The Committee receives input from our Chief Financial Officer regarding health and welfare benefits for all employees. Named officers can participate in group health, vision and dental insurance plans on the same basis as other employees. We provide the named officers with individual variable life insurance policies in lieu of participation in our employee group life policy. The policies are portable and allow the named officers to accrue cash surrender value. We also provide named officers with a long-term disability policy to allow a similar income replacement percentage of salary as is available to employees in general.

RETIREMENT BENEFITS; TERMINATION AND CHANGE IN CONTROL PROVISIONS

        For our retirement benefits, the Committee considered:

  •
  how deferred plans should be structured under Section 409A of the Internal Revenue Code so that excise taxes and penalties do not dilute the value of the award

  •
  tax laws and regulations applicable to our qualified and nonqualified plans

  •
  written explanations of benefit laws and regulations

  •
  input from our Chief Executive Officer or Chief Operating Officer as to the level of separation benefits to be set forth in an employment agreement in order to obtain the services of the potential executive

  •
  the reasons for each separation from service and change in control term and condition.

        Qualified Retirement Program.    Each named officer is a participant in the 401(k) Profit Sharing Plan. The plan has been in place in various forms since January 1, 1970. Like other participants, named officers receive from the Company both discretionary profit sharing contributions and matching contributions with respect to their salary deferral contributions. Accounts generally vest based on years of service. The 401(k) portion of the accounts is credited with earnings, gains or losses based on the participant's investment direction from among various investment options available under the plan, including Company stock, and the profit sharing portion of the accounts is credited with earnings, gains or losses based on Company-directed investments. Accounts are distributable upon separation from service for any reason, financial hardship, or reaching age 59 1/2.

        Non-Qualified Retirement Programs.    The Committee allows deferrals of current cash awards and extended deferrals of vested deferred cash awards. We distribute deferred amounts on the earlier of the payout date elected by the participant or termination of employment so long as, for deferred cash, the award is vested. The named officers did not have current cash incentives in voluntary deferral during 2008, but Messrs. McDonnell, Hager and McCullough have elected to keep their deferred cash awards for the 2005 performance year, which vested December 1, 2008, in voluntary deferral until separation from service.

        During 2007, the Compensation Committee reviewed the tax costs and efficiencies from maintaining the SERP, which is our current nonqualified deferred compensation plan, and the Executive Plan, a nonqualified deferred compensation plan that terminated in 1995. It also considered other deferral arrangements available to named officers. The Committee partially terminated the SERP, partially discontinued the maintenance of Executive Plan account balances, and distributed total SERP and Executive Plan account balances to all active participants except Messrs. McDonnell, Hager and McCullough.

        For Messrs. McDonnell, Hager and McCullough, the Committee makes an annual SERP contribution at a rate that is higher than the previous annual contributions that were made to equalize the value of contributions we would have made to our 401(k) Profit Sharing Plan and of forfeiture amounts that we would have credited to plan accounts if certain tax regulations had not limited contributions (for 2008, 7.69% to terminating participants). The higher annual contribution rate (20% for 2008) to the remaining three participants is in consideration of the unavailability of account distribution to them. The Committee also recognized that the three officers may not be able to participate in the plan for a sufficient future period such that continuing annual contributions would equal the value of the special contribution that was made to the terminating participants in connection with the partial plan termination. The Committee will evaluate whether to continue to make the annual contribution at a similar rate based on these factors. The SERP and Executive Plan balances of Messrs. McDonnell, Hager and McCullough are vested.

        Accelerated Vesting/Issuance, Separation Pay, and Change in Control Protections.    The following table shows the terms and conditions of various awards granted to named officers outstanding at December 31, 2008 and of employment agreements for Messrs. McDonnell, Hager, McCullough and Abraham.

VESTING, FORFEITURE AND PAYOUT TERMS AND CONDITIONS

		Death, Disability, or Retirement(1)	Voluntary Termination	Termination without Cause(1)	Termination for Cause(1)	Change in Control (2)(3)
A.	Upfront Restricted Stock(4)(11)	Death and disability—causes accelerated vesting(5); retirement—shares pro rata vest(6)	Grantee forfeits shares(7)	Grantee forfeits shares with exceptions(8)	Grantee forfeits shares(9)	See note(10)
B.	Restricted Stock with Vesting Tied to DST Output Performance Goal (4)(11)	Death and disability—pro rata vesting only if and when goals are achieved(5); retirement—Towle forfeits shares(6)	Grantee forfeits shares(7)	Grantee forfeits shares(8)	Grantee forfeits shares(9)	See note(10)
C.	Incentive Program Deferred Cash Award(4)(11)	Causes accelerated vesting(5)(6)	Grantee forfeits award(7)	Grantee forfeits award with exceptions(8)	Grantee forfeits award(9)	See note(10)
D.	Employment Agreement Separation Benefits(11)	Employment terminates; no employment agreement benefits	No benefits	Base salary and certain benefits for a separation pay period(12)	No benefits	See note(13)
E.	Vested Stock Options(11)	One year from date of disability(5) and remainder of term to exercise after retirement(6)	Generally lapse unless exercised by termination date(7)	Exercise within 3 months of termination date(8)	Grantee forfeits options(9)	No benefit

(1)
Definitions of Disability, Retirement and Cause.    Generally, "disability" means a person has physical or mental impairment expected to result in death or to last for a continuous period of not less than one year. The retirement age for purposes of awards has changed over time. "Retirement" is termination of employment at or over age 60 for rows A and E (except that for Mr. Abraham's upfront restricted stock, the retirement age is 59 1/2), and age 59 1/2 for rows B and C. Termination for "cause" is termination for fraud, embezzlement, dishonesty, willful misconduct, gross negligence, intentional or conscious neglect of duty, or violation of non-disclosure or non-compete obligations.

(2)
Definition of Change in Control.

  Each change in control event, and the rationale for it, generally are:

  •
  Incumbent directors cease to represent 75% of the Board

  •
  Only a major change in Board composition resulting from a change in control should trigger change in control benefits.

  •
  A person becomes the beneficial owner of 20% or more of our common stock without approval of the Board

  •
  A 20% stockholder could exert substantial influence over our management policies. With cumulative voting, a 20% stockholder could elect one director each year in which three directors are elected and thus control the Board over time. An exception to this change in control trigger is a 20% stockholder who acquires shares through an agreement with the Board. The exception avoids unintended change in control benefits if the Board enters into an agreement with a so-called "white knight" (a third party with whom the Board negotiates an acquisition of the Company for the purpose of defeating a hostile takeover attempt).

  •
  We consummate a transaction involving less than 60% control by existing stockholders

  •
  The "consummation" and "existing stockholder" concepts avoid unintended change in control benefits if either stockholders approve a proposal that is never consummated or effective control of the Company remains with our stockholders after consummation of the transaction. To protect executives from compensation avoidance if the Board approves a transaction as part of a "bear hug" (typically, a hostile proposed acquisition made under circumstances that require a rapid response and/or public disclosure), transactions receiving Board approval are not excepted from this component of the change in control definition.

  •
  Stockholders approve a liquidation or asset sale unless a "related party" acquires control of our assets

  •
  This provision avoids the risk of unintended change in control benefits if a majority owned subsidiary, employee group, employee benefit plan or corporation controlled by our stockholders acquires control of our assets.

(3)
Trusts that if Funded May be Distributed in a Change in Control.    We have maintained grantor trusts in connection with separation pay provisions of employment agreements, nonqualified deferred compensation plans, and incentive compensation to be paid under the 2005 Equity Incentive Plan. The trusts terminate December 31, 2012. We may fund the trusts equal to the sum of the payout obligations under such plans. If on or after a change in control we fail to honor obligations under such plans or agreements to a plan participant or party to the employment agreement, the trusts, if funded, are to distribute the required amounts to the plan participants or parties. The trusts require us to be solvent to distribute trust accounts. Trust assets are subject to the claims of our creditors in the event of our bankruptcy. The Committee may revoke the trusts until we have a change in control.

(4)
Ordinary Vesting and Issuance.

•
The upfront restricted stock of all named officers other than Mr. Abraham required achievement of a performance hurdle in addition to the passage of time for vesting. Because we met the performance hurdle with our 2005 results, the shares vest January 31, 2010 subject to the terms and conditions set forth in these notes. Mr. Abraham's upfront restricted stock also vests January 31, 2010, subject to the same terms and conditions as the other named officer's grants, other than the performance hurdle. The vest date is tied to the end of the period for which the Committee made upfront grants. The vesting period serves a retention purpose.

•
The stock granted to Mr. Towle in February 2008 vests at the first regular meeting of the Committee following the first year of 2008, 2009 or 2010 in which DST Output meets an operating margin percentage goal established by the Committee in early 2008. If the goal is not achieved in any of such years, the stock is forfeited. The Committee selected the vesting terms to incent performance of a DST Output goal. DST Output did not meet the goal for 2008, and, as a result, the stock remains unvested.

•
Deferred cash normally vests two years and 11 months after the end of the performance year for which the Committee awarded it. Vesting is subject to the forfeiture and accelerated vesting provisions explained in these notes. The Committee selected a vesting period that was approximately as long as the three-year vesting period that has historically applied to Incentive Program grants.

(5)
Reasons for Death and Disability Provisions.

•
The Committee selected accelerated vesting of upfront restricted stock and deferred cash awards upon disability in consideration of the potential needs of the grantee and the grantee's family.

•
The stock granted to Mr. Towle in February 2008 vests pro rata as a result of death or disability but only if and when the operating margin percentage goal is achieved. If the goal is not achieved for any of the applicable years, the stock is forfeited despite the death or disability. The Committee does not allow vesting upon mere death or disability because the purpose of the grant was to incent and reward performance of a DST Output goal.

•
All options were fully vested prior to 2008. The Committee allows option exercises for one year from the date of death or disability, which is consistent with competitive practice.

(6)
Reasons for Retirement Provisions.

•
The Committee selected full vesting upon retirement for deferred cash awards because the retiree contributed to the performance that triggered the grant.

•
The Committee selected pro rata vesting for upfront restricted stock grants because such grants were made for a prospective period for reasons of long-term compensation and employee retention. The Committee therefore did not believe full vesting was appropriate.

•
The stock granted to Mr. Towle in February 2008 does not vest upon retirement. The purpose of the grant is to incent performance of a DST Output goal, and the Committee requires Mr. Towle to continue employment with DST Output through goal achievement in order to receive the benefit of the grant.

•
All options were fully vested prior to 2008. The Committee allows a retiree to effect the exercise during the remaining term of the options because it believes that future market prices should not motivate a senior aged employee to remain employed. The benefit is significant if the price of stock increases substantially between the retirement date and the exercise date. Without this retirement protection, a named officer would be required to exercise the options no later than his employment termination date, or in certain circumstances, within three months of that date. The Committee considers it reasonable to allow a person whose termination constitutes a retirement to have the benefit of the full term of the option.

(7)
Reasons For Voluntary Termination Provisions.

•
The Committee selected forfeiture of unvested upfront restricted stock, DST Output performance stock, and deferred cash awards as the consequence of a voluntary termination because such awards serve a retention purpose.

•
For the same reason, the Committee generally requires outstanding options to be exercised by, or in limited circumstances shortly after, the termination date.

(8)
Reasons for Termination without Cause Provisions.

•
Upfront restricted stock vests automatically in the event the Committee declares the occurrence, for award agreement purposes, of a "business unit divestiture" (consummation of a merger, reorganization, consolidation or sale of assets, or stock or other transaction, that involves a subsidiary or other business unit and results in a group of employees being employed by an acquiring company). The effect of such a transaction is the equivalent of a change in control for the business unit's employees. Accelerated vesting on the sale date aids in retaining the business unit's management team through the sale date because it incents the employee group to remain employed through the sale. Such stock vests only pro rata in the event of a "reduction in force" (termination of employment of at least ten employees in a single plan of reduction) because the grants were made for a prospective period and a terminated employee would have served the Company for only a portion of the period.

  •
  The Committee similarly determined that an employee should not forfeit Incentive Program deferred cash in a termination without cause that is a reduction in force or a business unit divestiture. The awards should generally continue to vest over the vesting period even after the employment terminates without cause. The continued vesting is in recognition of the purposes for the business divestiture or reduction in force and of the contribution of the group of affected employees to the performance that triggered the grant. However, the Committee did not select immediate vesting upon the termination because it did not seem fair that terminated employees would receive distributions before continuing employees. Following a business unit divestiture determination or a reduction in force, the award will vest on the vesting date. However,

  •
  if the Committee declares that a business unit divestiture has occurred, the award will vest on the earlier of the original vesting date or the date the employee either becomes disabled during employment with the acquiring entity or dies, and the award will forfeit if, prior to the vesting date, the employee is terminated for cause by the acquiring entity or voluntarily terminates employment with the acquiring entity prior to reaching age 59 1/2

  •
  after a reduction in force has occurred, the vesting will accelerate if the employee dies, becomes disabled, or reaches age 59 1/2.

  •
  The stock granted to Mr. Towle in February 2008 does not vest upon a reduction in force or business unit divestiture. The purpose of the grant is to incent performance of a DST Output goal, and the Committee requires Mr. Towle to continue employment with DST Output through goal achievement in order to receive the benefit of the grant.

  •
  The Committee requires outstanding options to be exercised within three months of the termination without cause. The Committee does not believe a terminated employee, other than a retiree, should have the benefit of the full term of the option.

(9)
Reasons for Termination for Cause Terms and Conditions.    The Committee selected forfeiture of all awards, even vested options, as the consequence of a termination for cause. The recipient of the award should not benefit from the award subsequent to having acted against the best interests of the Company.

(10)
Impact of a Change in Control on Awards.

  Change in Control; No Termination of Employment.

  •
  Separation payments do not become due because no separation of employment has occurred.

  •
  Deferred cash awards do not vest. The Committee recognizes that the named officer has the potential to earn deferred cash awards each year, and accelerated vesting may jeopardize Company stability by facilitating executive voluntary termination of employment. The named officer's unvested compensation is only partially at risk with this retention mechanism still in place after a change in control. Various deferred cash awards generally vest in successive years, and the named officer has an annual potential to earn such an award.

  •
  Upfront restricted stock vests pro rata with the number of shares vesting determined in proportion to the time elapsed between the grant date and the change in control date. The Committee treats upfront restricted stock differently than deferred cash awards because it is not granted each year and vests over a longer period. Pro rata vesting would provide a named officer with some flexibility to voluntarily terminate employment without losing the entire value of the grant. However, the risk of forfeiture for the remaining shares would potentially limit voluntary terminations of employment and provide the Company with a level of stability following a change in control.

  •
  Neither pro rata nor full vesting of the stock granted to Mr. Towle in February 2008 occurs upon a change in control because Mr. Towle is employed by a subsidiary and the performance goal could continue to have relevance after a change in control.

  Change in Control Followed by a Termination of Employment.    If during the vesting period but no later than three years from the change in control date, the named officer resigns "for good reason" (generally, depending on the applicable agreement, because the Company has reduced base salary, failed to continue benefits at a certain level, materially breached the employment agreement, or, relocated its principal offices or required employee to be based elsewhere) or we terminate him without "cause" (as defined in note (1)):

  •
  separation payments become due under the change in control provisions of employment agreements

  •
  the remaining unvested portion of the upfront restricted stock will immediately vest

  •
  deferred cash awards that are not already vested will immediately vest.

  Requiring that a termination occur after the change in control for early vesting of deferred cash awards and upfront restricted stock and for payout of separation benefits is known as a "double trigger." The Committee believes a double trigger is in the best interest of our stockholders because it:

  •
  precludes a large, long-term grant from becoming a short-term windfall to an executive upon a change in control not followed by a termination

  •
  encourages retention of executives

  •
  protects executives from an adverse change in position or duties following a change in control

  •
  facilitates management assistance with ownership transition issues.

  The stock granted to Mr. Towle in February 2008 vests pro rata in connection with a resignation for good reason following a change in control but only if the goal had been achieved. Only a portion vests because Mr. Towle will not have remained through the entire period of service on which vesting is based.

(11)
Non-Compete and Other Obligations.    All of the named officers are parties to stock option, restricted stock or deferred cash award agreements that prohibit both working for a competitor during any period for which they are receiving separation pay and soliciting employees and customers for one year after termination of employment for any reason. Vesting and other rights under the award agreements are subject to compliance with these provisions. The employment agreements of Messrs. McDonnell and McCullough prohibit them, for three years following termination of employment for any reason, from soliciting employees, soliciting customers for the benefit of a competitor, or acquiring an interest in a competitor other than an insignificant interest in a public company. Mr. Abraham's employment agreement contains the same prohibitions, but for the longer of the two-year period of his separation pay or any period during which his unvested awards continue to vest. Our obligations to pay separation benefits cease it they violate such covenants.

(12)
Employment Agreement Separation Pay.    The Committee based separation pay provisions of the McDonnell, McCullough and Abraham employment agreements on the recommendations of Deloitte and our General Counsel regarding appropriate and common separation pay packages for executives at top management levels. Mr. Hager's employment agreement predates the existence of the Committee. We do not have an employment agreement with Mr. Towle. The four named officer employment agreements provide that, if we terminate employment without cause, we will:

  •
  pay a lump sum amount equal to a specified number of months of base salary (24 months for Messrs. McDonnell, McCullough and Abraham and 12 months for Mr. Hager)

  •
  pay in a lump sum an amount equal to a pro rata portion of any Incentive Program award that we would have paid for the performance year had we not terminated the executive without cause

  •
  reimburse COBRA health insurance and, if the COBRA period has expired, reimburse the cost of premiums for comparable coverage over the separation pay period, only so long as a new employer has not made comparable coverage available, with gross-up for taxes on the reimbursement

  •
  reimburse premiums for comparable life insurance over the separation pay period only so long as a new employer has not made such coverage available, with gross-up for taxes on the reimbursement.

(13)
Employment Agreement Separation Pay After Change in Control.    The employment agreements of Messrs. McDonnell, Hager, McCullough and Abraham entitle them, if we have a change in control, to employment for a three-year period at the same executive capacity, salary and benefit levels in effect on the change in control date. If we terminate employment after the change in control date other than for cause, those named officers each have a right to payment of his base salary through termination plus a lump sum cash severance payment based on his salary for the remainder of the three-year period and to continuation of benefits to the end of that period including lump sum payments based on hypothetical Incentive Program achievement (further described in note (h) on page 54). If the executive resigns for good reason during the three-year period after a change in control, he is to receive the same payments and benefits as if we had terminated his employment without cause. Additionally, the agreements entitle the named officers to certain rights to income and excise tax gross-up amounts in the event Section 4999 of the Internal Revenue Code applies to the change in control payments. If a named officer is entitled to such tax gross-up payments, the gross-up payments will generally be made in a lump sum consistent with the other change in control payments to the named officer.

NAMED OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

		A	B	C	D	E	F
Name and Principal Position	Year	Salary ($)	Bonus (2)($)	Stock Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	All Other Compensation (5)($)	Total (5)(6)($)
Thomas A. McDonnell	2008	750,000	—	1,801,254	1,362,897	1,032,687	4,946,838
President and Chief	2007	750,000	—	1,801,254	2,277,116	900,515	5,728,885
Executive Officer	2006	750,000	—	1,801,254	2,343,731	576,288	5,471,273
Kenneth V. Hager	2008	310,000	—	453,682	333,236	174,358	1,271,276
Vice President, Chief	2007	300,000	—	453,682	476,605	164,002	1,394,289
Financial Officer and Treasurer	2006	287,500	—	453,682	435,544	93,873	1,270,599
Thomas A. McCullough	2008	575,000	—	1,237,969	1,444,693	512,763	3,770,425
Executive Vice President	2007	575,000	—	1,237,969	1,603,663	500,407	3,917,039
and Chief Operating Officer	2006	575,000	—	1,237,969	1,574,871	259,966	3,647,806
Thomas R. Abraham	2008	312,000	—	1,206,491	—	840,741	2,359,232
Chief Executive Officer	2007	267,115	650,000	1,105,950	—	760,685	2,783,750
of DST International(1)
Steven J. Towle	2008	430,000	—	931,716	344,380	57,577	1,763,673
President and Chief Executive Officer of DST Output, LLC(1)	2007	400,000	—	673,786	619,473	231,477	1,924,736

(1)
Mr. Abraham commenced employment February 12, 2007, so he earned only a portion of his 2007 base salary of $300,000. Mr. Towle was not a named officer in the proxy statement for the annual meeting of stockholders' in 2007, so the above table does not include a 2006 row for him.

(2)
Mr. Abraham's bonus for 2007 consisted of a $500,000 signing bonus in connection with the commencement of his employment and a $150,000 discretionary cash bonus.

(3)
The Committee granted restricted stock to Mr. Towle in 2008 that requires goal achievement for vesting. The Committee did not grant any other stock awards to a named officer during 2008. However, the vesting period of the five-year upfront restricted stock grant to the named officers included 2008. Column C for 2008 shows the compensation expense incurred in 2008 under the accounting assumptions in note (11) to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2008. Vesting terms and conditions are described in the table and notes beginning at page 37.

(4)
Current cash and deferred cash are the two components of the Incentive Program award for 2008 goal achievement (first two columns in the table below). Deferred cash vesting terms and conditions are described in the table and notes beginning at page 37. Deferred cash accounts are subject to earnings and losses based on hypothetical investment choices (third column, below). Column D of the Summary Compensation Table for 2008 does not include deferred cash awards made in February 2008 because those awards were for 2007 Incentive Program performance. We show those awards in the Grants of Plan-Based Awards in 2008 table on page 50. The amounts in Column D for 2008 are a total of the following:

Named Officer	Current Cash Incentive for 2008 Performance Year, Paid in 2009 ($)	Deferred Cash Incentive for 2008 Performance Year, Granted in 2009 ($)	Earnings (Losses) During 2008 for Incentive Awards in Deferral ($)
Thomas A. McDonnell	1,492,500	742,500	(872,103)
Kenneth V. Hager	308,450	153,450	(128,664)
Thomas A. McCullough	1,029,825	512,325	(97,457)
Steven J. Towle	376,250	161,250	(193,120)
(5)
Amounts in Column E for 2008 are a total of the following:

	Thomas A. McDonnell ($)	Kenneth V. Hager ($)	Thomas A. McCullough ($)	Thomas R. Abraham ($)	Steven J. Towle ($)
Matching Contribution to 401(k) for 2008 plan year	6,900	6,900	6,900	6,900	6,900
Discretionary Profit Sharing Contribution for 2008 plan year	10,003	10,003	10,003	10,003	10,003
Supplemental Executive Retirement Plan Contribution for 2008 plan year	551,000	108,381	377,430	—	—
Life Insurance Premiums	23,584	9,949	14,832	12,218	8,292
Tax Gross-Ups/Tax Equalizations during 2008(a)	—	—	—	334,790	—
Perquisites and Personal Benefits if Total is at or above $10,000(b)	441,200	39,126	103,713	477,071	33,382

  (a)
  In our proxy statement dated March 24, 2008 for our 2008 annual stockholders' meeting, we estimated the equalization for 2007, rather than show tax equalization amounts paid during 2007. We have revised Columns E and F numbers for Mr. Abraham to reflect the actual equalization amount paid during 2007, which was $327,247.

  (b)
  The 2008 perquisites and personal benefits for the named officers include:

Perquisite or Personal Benefit	Thomas A. McDonnell	Kenneth V. Hager	Thomas A. McCullough	Thomas R. Abraham	Steven J. Towle
Paid Parking	X	X	X	—	—
Family Expenses for Annual Planning Meeting	X	X	X	X	X
Spouse Expenses for Board Meeting in the United Kingdom	X	X	—	—	—
Long-Term Disability Premiums	X	X	X	X	X
Personal Use of Company Car or Car Allowance	X	X	X	—	X
Estate Planning Services	X	—	X	—	—
Tax Return Preparation Services	X	X	X	X	—
Expatriate Reimbursements*	—	—	—	X	—
Company Reimbursed Physical	X	—	—	—	—
Personal Use of Aircraft in which the Company has a Fractional Interest**	X	—	X	—	—
Matching Charitable Gift for Which Subsidiary Incurred an Incremental Cost	—	—	—	X	X

    *
    The reimbursement consisted of $322,981 for housing and utilities, $78,514 in tuition reimbursement for Mr. Abraham's children, and $27,404 for family travel to the United States.

    **
    The incremental cost of aircraft personal use during 2008 was $364,327 for Mr. McDonnell and $77,947 for Mr. McCullough. We calculated the incremental cost for each flight by adding the hourly charge for the flight, the fuel charge for the flight, and the ground transportation charge. We did not include in the incremental cost any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use, or depreciation on the plane, which does not vary based on use.

(6)
In our proxy statement dated March 16, 2007 for our 2007 annual stockholders' meeting, the amounts shown for total compensation included nonqualified deferred compensation earnings. We have since determined that we should not have included any such earnings in 2006 totals. Therefore, we have subtracted such amounts from the 2006 totals in Column F.

ADDITIONAL INFORMATION REGARDING SUMMARY COMPENSATION TABLE

        The Compensation Committee does not target base salary to be a certain percentage of total compensation. Rather, the Committee determines base salaries as described on page 30. The Committee incorporates a significant "at risk" component into compensation packages using the methods described in the Compensation Objectives table that begins at page 22. Named officers have the Incentive Program awards, restricted stock, retirement programs, perquisites, insurance benefits, deferral programs, and separation from service and change in control protections we describe in our Compensation Discussion and Analysis.

        Employment agreements address certain of the compensation elements shown in the Summary Compensation Table, as shown in the following table. Mr. Towle does not have an employment agreement.

EMPLOYMENT AGREEMENTS

Named Officer	Base Salary	Incentive Program Opportunity Levels	Term of Agreement*	Non-solicitation, Non-compete Obligations	Miscellaneous
Thomas A. McDonnell	At least $750,000, but amount will be less for 2009 as explained on page 22	At least the percentages shown on page 32	December 31, 2010	As described in note (11) on page 5	See note *
Kenneth V. Hager	As determined by the Compensation Committee	As determined by the Compensation Committee	At the pleasure of the Board	—	See note *
Thomas A. McCullough	At least $575,000 but amount will be less for 2009 as explained on page 22	At least the percentages shown on page 32	December 31, 2009	As described in note (11) on page 5	See note *
Thomas R. Abraham	$300,000 to be adjusted from time to time as agreed	At least the percentages shown on page 32	February 1, 2010	As described in note (11) on page 5	Expatriate assignment benefits discussed on page 26; see note *

*
Each agreement was amended and restated as of December 31, 2008. The executive may terminate employment on at least 30 days' notice and may terminate employment with or without cause. If we terminate employment without cause, we will pay the separation benefits described in note (12) beginning at page 41. The agreement cannot be amended except in a writing signed both by the executive and the Company. The agreement entitles the executive to the change in control protections described in note (13) on page 42. The agreements with expiration dates are subject to automatic one-year renewal unless otherwise terminated.

NONQUALIFIED DEFERRED COMPENSATION

        The following table shows nonqualified deferred information for amounts contributed and earnings during 2008. We describe the various forms of nonqualified deferral programs following the table.

	A	B	C	D
Named Officer	Registrant Contributions in 2008 (1)($)	Aggregate Earnings (Losses) in 2008 (2)($)	Aggregate Withdrawals/ Distributions in 2008(3)($)	Aggregate Balance at December 31, 2008(4)($)
Thomas A. McDonnell	1,310,106	(1,481,898)	—	10,176,442
Kenneth V. Hager	255,966	(98,925)	—	1,025,984
Thomas A. McCullough	901,500	(116,639)	—	4,586,728
Thomas R. Abraham	24,220	—	24,220	—
Steven J. Towle	394,054	(193,120)	461,112	169,217

(1)
All Other Compensation for 2007 in the Summary Compensation Table contained in last year's annual meeting proxy statement included the amounts shown in Column A. Column A aggregates deferred cash awards made in 2008 for the 2007 Incentive Program year (also shown in the Grants of Plan-Based Awards in 2008 table on page 50) and the following SERP contributions described in last year's annual meeting proxy statement in Compensation Discussion and Analysis.

Named Officer	SERP Contribution in 2008 for 2007 Partial Plan Termination($)	SERP Contributions in 2008 for 2007 Plan Year($)
Thomas A. McDonnell	—	560,106
Kenneth V. Hager	—	105,966
Thomas A. McCullough	—	384,000
Thomas R. Abraham	9,446	14,774
Steven J. Towle	134,457	59,598
(2)
Column B shows for each named officer the aggregate earnings (losses) during 2008 on deferred cash awards and on accounts maintained under the SERP, the Executive Plan, and the terminated Directors' Deferred Fee Plan. The range of 2008 earnings (loss) rates on available hypothetical investments for all of the nonqualified deferral accounts other than deferred cash accounts was (24.57)% to 5.64%. The range of 2008 earnings (loss) rates on available hypothetical investments for deferred cash accounts was (45.87)% to 2.10%.

(3)
Column C shows the distribution in 2008 to Mr. Towle of an Incentive Program deferred cash award, which vested December 1, 2008, and to Messrs. Abraham and Towle of their SERP account balances in connection with the 2007 partial termination of the SERP, as follows:

Named Officer	Distribution of Deferred Cash Award for 2005 Performance Year($)	SERP Account Distribution($)
Thomas R. Abraham	—	24,219
Steven J. Towle	116,351	344,761

(4)
The amount shown for each named officer in Column D is the aggregate year-end balance of nonqualified deferral accounts. Each named officer had the following nonqualified deferral accounts as of December 31, 2008:

Type of Account
Named Officer	Deferred Cash Award	SERP	Terminated Executive Plan	Terminated Directors' Deferred Fee Plan
Thomas A. McDonnell	X	X	X	X
Kenneth V. Hager	X	X	X	—
Thomas A. McCullough	X	X	X	X
Thomas R. Abraham	—	—	—	—
Steven J. Towle	X	—	—	—

Of the Column D amount, we reported the following as "All Other Compensation" in the Summary Compensation Tables contained in prior annual meeting proxy statements:

Named Officer	Amounts from Column C Reported in Previous Summary Compensation Tables($)(*)
Thomas A. McDonnell	3,974,352
Kenneth V. Hager	650,815
Thomas A. McCullough	2,725,597
Thomas R. Abraham	24,220
Steven J. Towle	982,946

  *
  For the reasons stated in note (6) on page 45, we did not include in these amounts the above-market earnings shown for 2006 in the proxy statement for the 2007 annual stockholders' meeting.

Excluding deferred cash awards for performance years 2006 and 2007 under the Incentive Program, which are not vested, the amounts shown in Column D are vested. The vested portion of the amounts shown in Column C is:

Named Officer	Vested Amounts at December 31, 2008($)
Thomas A. McDonnell	9,240,829
Kenneth V. Hager	800,158
Thomas A. McCullough	3,575,272

We would pay the vested amounts upon death, disability, or termination of employment for any reason. A change in control not followed by termination of employment would not trigger payment of such vested amounts. In addition, we would pay deferred cash awards for performance years 2006 and 2007 to Messrs. McDonnell and McCullough upon termination without cause, as they are retirement eligible and such awards vest upon retirement. Their deferred cash award amounts for these years are included in the deferred cash amounts shown in the table beginning on page 52.

  Nonqualified Deferral Programs.

        Incentive Program Awards in Deferral.    We explain on page 23 why the Committee allows voluntary deferrals of cash incentives and vested amounts. With respect to current cash incentives, named officers can, by making an election by June 30 of the performance year, voluntarily defer for a period of years or until separation from service the current cash awards they receive under the Incentive Program. Named officers can voluntarily extend the future payout of vested deferred cash awards beyond the vesting period for a period of years or until separation from service. After electing an initial payout date, participants can further extend the payout for a minimum of five years. Per applicable law, we must receive such election no later than one year prior to the initially selected payout date in order to comply with Internal Revenue Code Section 409A.

        Deferral Plans.    We describe the SERP in our Compensation Discussion and Analysis at page 36. For years prior to 2008, we made annual SERP contributions to equalize the value of contributions we would have made to various qualified plans and of forfeiture amounts that we would have credited to qualified plan accounts if certain tax regulations had not limited contributions. During 2008, we distributed SERP balances to Messrs. Abraham and Towle. The SERP accounts of Messrs. McDonnell, Hager and McCullough are vested. We make annual contributions to their accounts, as further described in our Compensation Discussion and Analysis.

        The Executive Plan is a nonqualified deferred compensation plan terminated in 1995. Prior to termination of the plan, we credited each participant's account with the value of contributions we would have made to the various qualified plans we maintained without regard to statutory contribution limits and eligibility requirements, less the amount we contributed to such qualified plans on the participant's behalf. Messrs. McDonnell, Hager and McCullough have vested accounts.

        We continue to hold fees Messrs. McDonnell and McCullough previously deferred under a Directors' Deferred Fee Plan that was frozen effective August 31, 1995. The accounts are vested.

        Installment Payments.    If elections were properly made, account balances are payable in installments as follows:

Award or Plan	Installment Payout Requirement	Installment Period Not to Exceed
Incentive Program Awards In Deferral	Must be at least age 59 1/2 at termination date	Five years
SERP	Must be at least age 59 1/2 at termination date	Ten years
Terminated Executive Plan	Compensation Committee Chairperson must approve installment payment and period	Five years
Terminated Directors' Deferred Fee Plan	Must be a least age 65	Ten years

        Mr. McDonnell has elected to receive deferred Incentive Program balances in installments upon retirement. Messrs. Hager and McCullough have elected to receive all of their account balances in installments. Mr. Towle has not made retirement installment elections, and Mr. Abraham does not have any amounts in deferral.

        Earnings on Deferred Amounts.    We make credits to or deductions from all nonqualified deferral accounts, other than those maintained under the terminated Directors' Deferred Fee Plan, based on hypothetical earnings. For the Incentive Program awards in deferral, we base earnings on the participants' elections among a limited number of choices including both long-term equity based investments and long-term income oriented investments. The number of choices is administratively manageable but allows participants to diversify their hypothetical earnings and control their level of risk. The terminated Directors' Deferred Fee Plan also grows or decreases based on similar types of investments that are Company-directed. SERP and Executive Plan balances are adjusted based on a formula using 10-year U.S. Treasury bond rates. For all the plans, earnings and losses are credited or debited at least annually.

GRANTS OF PLAN-BASED AWARDS IN 2008

        The amounts shown in this section are deferred cash awards resulting from performance against 2007 Incentive Program goals, and the payout amounts shown are not affected by future Company performance. The named officers who received deferred cash awards also received a current cash incentive equal to twice the deferred cash amount shown. Such incentives were not future payments, and the table does not include them.

Named Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)
Thomas A. McDonnell	2/22/2008	750,000
Kenneth V. Hager	2/22/2008	150,000
Thomas A. McCullough	2/22/2008	517,500
Steven J. Towle	2/22/2008	200,000

        The deferred cash awards vest on December 1, 2010, subject to accelerated vesting in limited circumstances and to forfeiture. We will adjust the payout amount based on hypothetical investments the named officers select from among choices we offer. The estimated payout amount shown in the table does not include this adjustment.

STOCK VESTED IN 2008

        The table below shows January 1, 2008 vesting of Incentive Program restricted stock granted as part of incentives for achieving goals above threshold levels for the 2004 performance year.

	Stock Awards
Named Officer	Number of Shares Acquired On Vesting(#)	Value Realized On Vesting($)
Thomas A. McDonnell	11,515	437,340
Kenneth V. Hager	2,845	108,053
Thomas A. McCullough	8,432	320,247
Steven J. Towle	3,794	144,096

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows outstanding awards at December 31, 2008. All awards shown are earned but either not yet exercised or vested as of December 31, 2008.

	Option Awards(1)			Stock Awards(2)
	A	B	C	D	E
Named Officer	Number of Securities Underlying Unexercised Options Exercisable(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Thomas A. McDonnell	318,175	46.8750	02/28/10	200,500	7,614,990
	47,040	36.5625	05/09/10
	109,700	55.9688	11/14/10
	17,397	60.3500	02/28/11
	264,250	45.7500	05/08/11
	25,250	54.1400	07/10/11
	301,930	43.9350	11/13/11
	16,620	47.1550	01/08/12
	32,430	42.5500	02/26/12
	44,700	48.2300	05/14/12
	388,075	31.0450	11/01/12
	11,925	37.6200	01/14/13
Kenneth V. Hager	66,294	42.9000	02/28/10	50,500	1,917,990
	23,920	36.5625	05/09/10
	54,250	55.9688	11/14/10
	4,473	60.3500	02/28/11
	68,110	45.7500	05/08/11
	2,930	43.9350	11/13/11
	8,811	42.5500	02/26/12
	100,000	31.0450	11/01/12
	13,431	27.9200	02/26/13
Thomas A. McCullough	—	—	—	137,800	5,233,644
Thomas R. Abraham	—	—	—	45,000	1,709,100
Steven J. Towle	7,000	58.0313	9/26/10	75,000	2,848,500
	3,500	60.3500	2/28/11	11,400	432,972
	100,000	39.3350	2/16/13
	14,315	41.8650	2/10/14

(1)
All options granted prior to 2009 are vested. We explain exercise terms and conditions in the table and notes beginning at page 37.

(2)
The first line of Column D for each person shows upfront restricted stock. It was granted in 2007 for Mr. Abraham and in 2004 for the other named officers. The second line of Column D for Mr. Towle is the restricted stock granted to him in February 2008. Subject to the forfeiture and other terms and conditions explained beginning at page 37, the upfront restricted stock, for which we have already achieved goal performance, vests January 31, 2010 and the stock granted to Mr. Towle in February 2008 vests if and when DST Output achieves an operating margin goal for any of the years 2008, 2009 or 2010. DST Output did not meet the goal for 2008. The dollar amounts shown in Column E are the product of the number of shares and the $37.98 closing price of our stock on December 31, 2008.

NAMED OFFICER AWARD/ACCOUNT VALUES FOR CERTAIN EVENTS

        In this section, we show the effect of certain events if, hypothetically, they had occurred as of December 31, 2008. Neither voluntary termination of employment other than retirement nor termination for cause would have caused accelerated award vesting, accelerated award issuance, or separation benefits. Other termination of employment events would have caused acceleration or separation benefits as shown in the following table. We describe the employment agreements referenced in this table on page 46. We describe the terms and conditions of the awards and the meaning of certain terms used in this chart beginning on page 37.

	Thomas A. McDonnell	Kenneth V. Hager	Thomas A. McCullough	Thomas R. Abraham	Steven J. Towle
	($)	($)	($)	($)	($)
December 31, 2008 Hypothetical Event
Death or Disability(a)
Upfront Restricted Stock	7,614,990	1,917,990	5,233,644	1,709,100	2,848,500
Deferred Cash Awards	935,612	225,826	1,011,457	—	169,217
Total	8,550,602	2,143,816	6,245,101	1,709,100	3,017,717
Retirement(b)
Upfront Restricted Stock	6,345,825	—	4,361,370	—	—
Deferred Cash Awards	935,612	—	1,011,457	—	—
Total	7,281,437	—	5,372,827	—	—
Termination without cause in connection with a reduction in force
Upfront Restricted Stock(c)	6,345,825	1,598,325	4,361,370	1,074,291	2,373,750
Deferred Cash Awards(c)	935,612	—	1,011,457	—	—
Severance Base Salary(h)	1,500,000	310,000	1,150,000	624,000	—
Life and Health Premiums(h)	64,194	32,400	46,698	48,972	—
Severance Incentive Award(h)	2,235,000	461,900	1,542,150	—	—
Premium Gross-Up(i)	44,966	23,120	33,323	34,031	—
Total	11,125,597	2,425,745	8,144,998	1,781,294	2,373,750
Termination without cause in connection with business unit divestiture
Upfront Restricted Stock(d)	7,614,990	1,917,990	5,233,644	1,709,100	2,848,500
Deferred Cash Awards(d)	935,612	—	1,011,457	—	—
Severance Base Salary(h)	1,500,000	310,000	1,150,000	624,000	—
Life and Health Premiums(h)	64,194	32,400	46,698	48,972	—
Severance Incentive Award(h)	2,235,000	461,900	1,542,150	—	—
Premium Gross-Up(i)	44,966	23,120	33,323	34,031	—
Total	12,394,762	2,745,410	9,017,272	2,416,103	2,848,500
Other termination without cause
Deferred Cash Awards(e)	935,612	—	1,011,457	—	—
Severance Base Salary(h)	1,500,000	310,000	1,150,000	624,000	—
Life and Health Premiums(h)	64,194	32,400	46,698	48,972	—
Severance Incentive Award(h)	2,235,000	461,900	1,542,150	—	—
Premium Gross-Up(i)	44,966	23,120	33,323	34,031	—
Total	4,779,772	827,420	3,783,628	707,003	—
Change in control(f)
Upfront Restricted Stock	6,345,825	1,598,325	4,361,370	1,074,291	2,373,750

	Thomas A. McDonnell	Kenneth V. Hager	Thomas A. McCullough	Thomas R. Abraham	Steven J. Towle
	($)	($)	($)	($)	($)
Change in control followed by termination without cause or resignation for good reason
Upfront Restricted Stock(g)	7,614,990	1,917,990	5,233,644	1,709,100	2,848,500
Deferred Cash Awards(g)	935,612	225,826	1,011,457	—	169,217
Severance Base Salary(j)	2,250,000	930,000	1,725,000	936,000	—
Benefit Continuation(j)	610,337	238,727	414,818	126,021	—
Severance Incentive Award(j)	4,500,000	930,000	3,105,000	936,000	—
Income or Excise Tax Gross-Up(k)	—	914,727	—	—	—
Change in Control Benefit Reduction(k)	(862,628)	—	—	—	—
Total	15,048,311	5,157,270	11,489,919	3,707,121	3,017,717

(a)
Death or Disability: For all named officers with upfront restricted stock or deferred cash awards, vesting of upfront restricted stock and deferred cash accounts would have accelerated but employment agreement benefits would not have been paid. The restricted stock granted in February 2008 to Mr. Towle (for purposes of these notes, the "Towle Grant") would not have vested because DST Output has not achieved the goal required for vesting. Equity awards have been valued using the December 31, 2008 closing price of our stock, or $37.98.

(b)
Retirement: Only Messrs. McDonnell and McCullough, who are over age 59 1/2, are eligible to retire. Upfront restricted stock would have vested pro rata (83%) based upon the number of months between the grant date and December 31, 2008, with the remaining upfront shares forfeited. Vesting of deferred cash accounts would have accelerated. Employment agreement benefits would not have been paid.

(c)
Reduction in Force: For all named officers, upfront restricted stock would have vested pro rata (63% for Mr. Abraham and 83% for the remaining named officers) based on the number of months between the grant date and December 31, 2008, with the remaining upfront shares forfeited. Vesting of the Towle Grant would not have occurred upon a reduction in force, and the shares would have forfeited. For Messrs. Hager and Towle, who have deferred cash accounts but have not reached retirement age, vesting of the accounts would not have accelerated (but the accounts would eventually vest and be paid). For Messrs. McDonnell and McCullough, who have reached retirement age, vesting of deferred cash accounts would have accelerated.

(d)
Business Unit Divestiture: For all named officers, vesting of upfront restricted stock would have accelerated. Vesting of the Towle Grant would not have occurred, and the shares would have been forfeited. For Messrs. Hager and Towle, who have deferred cash accounts but have not reached retirement age, vesting of the accounts would not have accelerated (but vesting would continue and the accounts would remain subject to forfeiture). For Messrs. McDonnell and McCullough, who have reached retirement age, vesting deferred cash accounts would have accelerated.

(e)
Termination Without Cause: Neither upfront restricted stock nor the Towle Grant would have vested. For Messrs. Hager and Towle, deferred cash accounts would have been forfeited. For Messrs. McDonnell and McCullough, who have reached retirement age, vesting of deferred cash accounts would have accelerated.

(f)
Change in Control: Upfront restricted stock would have vested only pro rata (63% for Mr. Abraham and 83% for the remaining named officers) based on the number of months between the grant date and December 31, 2008, with the remaining upfront shares continuing to vest. Vesting of any deferred cash accounts would not have accelerated with the accounts continuing to vest. Vesting of the Towle Grant would not have occurred, and employment agreement benefits would not have been paid.

(g)
Change in Control Followed By Termination Without Cause or Resignation for Good Reason: Vesting of upfront restricted stock and any deferred cash accounts would have accelerated. Vesting of the Towle Grant would not have occurred as explained in note (a) above.

(h)
Employment Agreement Separation Provisions: The employment agreement separation period upon which these amounts are based is 24 months for Messrs. McDonnell, McCullough and Abraham and 12 months for Mr. Hager, except that the employment agreements require the Incentive Program award to be paid only for the year in which termination occurred. For life insurance premiums, we used the 2009 rates. For health insurance premiums, we used the 2009 COBRA rates that would apply depending on the type of coverage (individual or family) the officer procured for 2008. We show amounts in the Severance Incentive Award row for Messrs. McDonnell, Hager and McCullough at the award level applicable to 2008 incentives, as required by the employment agreements. DST International did not meet incentive goals for 2008, so Mr. Abraham is not entitled to a Severance Incentive Award.

(i)
Health and Life Insurance Premium Gross-Ups: The estimates are based on our monthly cost of health and life insurance premiums as explained in note (h). To determine the aggregate value of the insurance coverage continuation, we multiplied the monthly health and life insurance premiums by the number of months of taxable insurance coverage continuation each named officer is entitled to under his respective employment agreement. We then calculated the additional tax gross-up payments we are obligated to make in order to put the named officer in an after-tax position as if the named officer had never received the taxable insurance coverage continuation.

(j)
Employment Agreement Post-Change in Control Separation Provisions: The calculations reflect employment agreement provisions stating that the following benefits are provided subsequent to a change in control upon a termination of the named officer within three years of the change in control, either by DST without cause or by the named officer for good reason. We assumed the termination of employment without cause occurred on the change in control.

  •
  Severance Base Salary. The base salary continuation period pursuant to the employment agreements is three years from the change in control for Messrs. McDonnell, Hager, McCullough and Abraham (as opposed to the shorter salary continuation pay periods reflected in note (h)). Pursuant to their employment agreements, upon their termination without cause or by them for good reason incident to a change in control, we are obligated to continue their salary, incentives and other benefits for a period of three years subsequent to termination of employment.

  •
  Benefit Continuation Period. The period upon which the benefit amounts are based is three years from the change in control for Messrs. McDonnell, Hager, McCullough and Abraham (as opposed to the shorter life and health insurance protection period reflected in note (h) for terminations that do not follow a change in control). Benefit continuation amounts consist of life and health insurance premiums, estimated 401(k) profit sharing contributions, and hypothetical SERP contributions. Note (h) describes the determination of the monthly life and health insurance premium amounts. Profit sharing contribution amounts are based on contributions made for 2008 as these do not vary substantially from year to year for named officers. The SERP contribution amounts are based on contribution rates similar to the rates used prior to the partial termination of the SERP in 2007, rather than the higher contribution rates resulting from partial termination of the SERP in 2007, as described on page 36.

    •
    Severance Incentive Award. Incentive Program awards upon a termination incident to a change in control for Messrs. McDonnell (200% of base salary incentive target), McCullough (180% of base salary incentive target), and Hager and Abraham (100% of base salary incentive target) are based on the assumption that we achieved target goals for the three-year Incentive Program period.

(k)
Parachute Taxes: Section 4999 of the Internal Revenue Code imposes a 20% excise tax on parachute payments ("parachute tax"). Pursuant to their employment agreements, Messrs. McDonnell, Hager, McCullough and Abraham are eligible for a gross-up payment relating to the parachute tax. Any gross-up payment is intended to put the executive in the same after-tax position as if the executive had not been subject to the parachute tax. For Messrs. McDonnell, McCullough and Abraham, the potential parachute payments are generally subject to a cap equal to the largest amount that can be paid without triggering the parachute tax. If the payments are capped, there would be no parachute tax and no gross-up payment. However, if the executive would retain, after tax, more than 120% of the amount he would retain if the potential parachute payments were capped, the cap does not apply and the executive is entitled to a gross-up payment, not to exceed five times the parachute tax. If our named executive officers had terminated employment in connection with a change in control of the Company (either by involuntary termination or a resignation for good reason as of December 31, 2008), only Mr. Hager would have been entitled to a gross-up payment, in the amount shown in the above table. Mr. McDonnell would have been subject to the cap on potential parachute payments and the amount by which amounts otherwise payable would be reduced by application of the cap is shown in the above table. Neither the cap nor a gross-up would have applied to Messrs. McCullough and Abraham.

 ANNUAL MEETING MATTERS

        Quorum.    For you to approve proposals at the 2009 annual meeting, we must have a quorum. A quorum means the holders of a majority of the shares of common stock outstanding on the record date are present at the annual meeting. Stockholders are present either in person or by proxy. We generally consider present at the meeting all shares of our common stock held through a broker or other nominee that votes at least some of its customers' shares.

        Tabulation of Votes.    You may cast one vote for each share of our common stock you held on the record date on all proposals. You may vote cumulatively for directors. In other words, you may cast a number of votes equal to the number of shares of our common stock held on the record date multiplied by the number of directors to be elected. You may cast all such votes for a single nominee or distribute them among the nominees as you choose.

        Stockholders elect directors by a plurality of the voted shares which we determine by reference to the number of votes for each nominee. Where, as here, stockholders are electing three directors, they elect the three nominees with the highest number of affirmative votes. You may cast your vote in favor of a director or withhold it. We disregard withheld votes in determining a plurality.

        The proposal to ratify PricewaterhouseCoopers will pass with the affirmative vote of a majority of the shares represented at the meeting in person or by proxy. We determine the percentage of shares voted affirmatively by dividing "for" votes by the total of the number of shares voted. In other words, we treat abstentions as votes against a proposal. We do not count as "against" votes any votes that are "broker non-votes." These occur when a broker has not received directions from customers and does not have discretionary authority to vote the customers' shares.

        How Stockholders Vote.    Voters include recordholders, persons holding our common stock in our tax-qualified benefit plans, and investors holding common stock through a broker or other nominee.

        Common Stock Held of Record.    You may vote shares of record if you are present at the 2009 annual meeting either in person or through your proxy. By casting a paper, Internet or telephone vote (each of which is valid under Delaware law), you appoint our Proxy Committee as your proxy to vote your shares. Three of our officers constitute the Proxy Committee, which will vote as specified all shares of our common stock for which it is proxy. To name as proxy someone other than the Proxy Committee, please contact the Corporate Secretary for instructions (the address is on page one). The person named as replacement proxy must attend and vote at the annual meeting. This Proxy Statement solicits, and you grant by voting, discretionary authority for the Committee to vote cumulatively for the election of directors. If you do not specify how you are voting your shares, the Proxy Committee intends to vote them for the Board nominees, for ratification of PricewaterhouseCoopers, and in accordance with the discretion of the Proxy Committee on such other matters as properly come before the annual meeting.

        Common Stock Held Under the Plans.    If you hold shares through our benefit plans, you may, by casting a paper, Internet or telephone vote, instruct the trustee of the benefit plans how to vote the shares allocated to your accounts. The trustee will vote your shares as you instruct. For shares of our common stock not allocated to benefit plan accounts or for which it has not received instructions, the trustee must vote the shares in the same proportion as those shares for which it received instructions. The trustee may vote benefit plan shares either in person or through a proxy. The trustee intends to vote in the same manner as the Proxy Committee on any miscellaneous matters stockholders properly bring before the annual meeting.

        Common Stock Held Through a Broker or Other Nominee.    Each broker or nominee must solicit from its customers their directions on how to vote the shares the broker or nominee holds on their behalf. The broker or nominee must then vote the shares in accordance with such directions. We request brokers or nominees to forward soliciting materials to you. Whether brokers and nominees may vote shares when they have not received directions depends on the proposals and on the rules and procedures of the New York Stock Exchange. We expect that, for our proposals, the New York Stock Exchange will give brokers and nominees discretion to vote even those shares for which they have not received customer instructions.

        Recasting or Revoking Your Vote.    Until the polls close (or, as applicable, until the trustee, broker or nominee votes), you may recast your votes with a later-dated voting card or an Internet or telephone vote. You may revoke your vote by following the revocation procedures of the trustee, broker or nominee or, as a recordholder, by delivering your written revocation to our Corporate Secretary before the polls close during the annual meeting.

        Attendance and Voting in Person at the Annual Meeting.    Only recordholders or their properly appointed proxies, beneficial owners of our common stock who have evidence of such ownership, and our guests may attend the annual meeting. Benefit plan participants and broker customers may only vote by instructing the trustee, broker or nominee and may not cast ballots at the annual meeting unless the trustee, broker or nominee has instructed us otherwise. Recordholders who have not appointed a proxy, or who have revoked the appointment of a proxy, may cast a ballot at the annual meeting.

        General Information.    We pay the cost of the annual meeting, including the cost of mailing the proxy materials. We may ask directors, officers and employees to solicit proxies by telephone, in writing, or in person. We have retained D.F. King & Co., Inc. to assist in obtaining proxies. We expect to pay D.F. King less than $10,000 plus expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding this Proxy Statement, the Annual Report and other Company soliciting materials to the beneficial owners.

        Stockholder Proposals.    As a stockholder, you may submit proposals for consideration at the 2010 annual stockholders' meeting. We are not considering any stockholder proposals at the 2009 annual meeting.

        Including Stockholder Proposals in the 2010 Annual Meeting Proxy Statement.    If you desire to have a proposal included in our proxy statement for the 2010 annual meeting, our Corporate Secretary must receive your proposal on or before November 23, 2009 (the address is on page 1). The proposal must comply with the securities regulations and our Bylaws.

        Timely Notice of Nominations for Director and Other Stockholder Proposals.    Our Bylaws provide that you may not make a proposal (other than a proposal requested to be included in a proxy statement, as noted above) unless:

  •
  for proposals to nominate directors, you

  •
  timely deliver the proposal to the Governance Committee

  •
  own at least 1% of our outstanding common stock

  •
  for other proposals, you timely deliver the proposal to the Corporate Secretary.

        Your proposal is timely:

  •
  if the meeting is to be held the second Tuesday in May and you deliver the proposal not less than 90 nor more than 120 days prior to the anniversary of our last annual meeting

  •
  if the Board has publicly announced in a press release, securities filing or Company website posting that a meeting is to be held in less than 60 days and on a date other than the second Tuesday in May and you deliver the proposal no later than 15 days following the announcement and no earlier than 120 days prior to the annual meeting.

To timely submit a proposal for the 2010 annual meeting if it occurs on May 11, 2010, you must deliver it no earlier than January 12, 2010 and no later than February 11, 2010.

        Contents of Notice of Proposal.    Your proposal must be written. The required contents depend on whether the proposal pertains to nominating a director or to other business. The Chairman of the annual meeting has the power to determine whether the proposed business is appropriate and whether you properly brought it before the meeting.

        In addition to any eligibility or other information we may require, your notice pertaining to the nomination of a director shall include:

  •
  as to your nominee:

  •
  name, age, business address and residence address

  •
  principal occupation or employment

  •
  class and number of shares of our capital stock that the nominee beneficially owns

  •
  any other information that the securities laws would require in a proxy statement

  •
  his or her signed consent to serve if elected

  •
  your name and address

  •
  the class and number of shares of our capital stock that you beneficially own and the name and address of record under which you own it.

        In addition to any other information we may require, your notice concerning business other than nominating a director shall set forth:

  •
  a brief description of the business you desire to bring before the meeting and your reasons for conducting such business at the meeting

  •
  your name and address

  •
  the class and number of shares of capital stock that you beneficially own and the name and address of record under which you own it

  •
  any material interest you have in such business.

        Availability of Annual Report.    The Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed (with only new exhibits) with the Securities and Exchange Commission includes a list of all exhibits. We will furnish copies of exhibits listed in the Form 10-K if you request them in writing from our Corporate Secretary at the address on page one of this Proxy Statement. We will ask you to pay our reasonable expenses in furnishing such exhibits. You may make such request only if you are a beneficial owner of our common stock entitled to vote at the annual meeting and you identify yourself as such. The Form 10-K, including any specific exhibits filed with it, are available at www.dstsystems.com and www.sec.gov.

        Householding for Broker Customers.    Services that deliver materials to broker customers may deliver to multiple stockholders sharing the same address a single copy of our Form 10-K, Proxy Statement, and Notice of Internet Availability of Materials, as applicable. If you received a single copy at an address shared by other stockholders, we will promptly deliver to you upon your written or verbal request a separate copy of the documents. Make your request in writing to our Corporate Secretary (the address is on page one) or by calling (816) 435-8655. To receive separate copies of our Form 10-K, Proxy Statement, or Notice of Availability of Internet Materials in the future from your broker or nominee, or to receive only one copy per household, please contact the bank, broker or other nominee holding your shares.

By Order of the Board,

Randall D. Young
Vice President, General Counsel and Secretary
Kansas City, Missouri March 23, 2009

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on 5/12/09

DST SYSTEMS, INC.

Meeting Information

Meeting Type:  Annual Meeting

For Holders as of:  March 13, 2009

Date:  May 12, 2009

Time:  10:30 a.m. CDT

Location:	333 West 11th Street
Third Floor
Kansas City, MO 64105

You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  You cannot use this notice to vote these shares.  This is an overview only of the proxy materials.  The materials you should review before you cast your vote are now available.  You may view the proxy materials online or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1.  Form 10-K         2.  Notice & Proxy Statement

How to View Online

Have the 12 Digit Control Number available (located on the following page) and visit:  www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL COPY:

You can choose to receive a paper or an e-mail copy.  There is NO charge for requesting a copy.  Please choose one of the following methods to make your request:

1. BY INTERNET:	www.proxyvote.com
2. BY TELEPHONE:	1-800-579-1639
3. BY E-MAIL*:	sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.  To facilitate timely delivery please make the request as instructed above on or before April 28, 2009.

How To Vote

Please Choose One of The Following Voting Methods

Vote in Person:  If you choose to vote these shares in person at the meeting, you must request a “legal proxy.”  To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions.  Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting.  Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet:  To vote now by Internet, go to www.proxyvote.com.  Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail:  You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting items

The Board of Directors recommends that you vote FOR the following.

1.               Election of Directors

Nominees:

01 Thomas A. McCullough         02 William C. Nelson        03 Travis E. Reed

The Board of Directors recommends you vote FOR the following proposal(s).

2.               Ratification of the Audit Committee’s Selection of Independent Registered Public Accounting Firm

NOTE:  Such other business as may properly come before the meeting or any adjournment thereof.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 12, 2009.

Vote by Internet

• Log on to the Internet and go to www.envisionreports.com/DST

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2.

1.	Election of Directors.
		For	Withhold		For	Withhold		For	Withhold

01 – Thomas A. McCullough		☐	☐	02 – William C. Nelson	☐	☐	03 – Travis E. Reed	☐	☐

	For	Against	Abstain

2. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

By signing this card, you are authorizing the Proxy Committee (if you own Com Shares) and the Trustee of the DST Benefit Plan(s) (if you own Benefit Plan Shares) to vote your shares as you specify on the two proposals presented at the Annual Meeting or any adjournment thereof and to vote in their respective discretion on other proposals that may properly come before such meeting.

To vote in accordance with all of the DST Board of Directors’ recommendations, please sign and date; you need not mark any boxes. The DST Board of Directors recommends that you vote FOR each of the proposals.

SEE IMPORTANT INFORMATION ON THE REVERSE SIDE OF THIS CARD.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.	☐

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

Consent to receive annual meeting materials through Internet access:

Current regulations and standards require your consent if, as a holder of record, you wish to stop paper delivery of annual meeting materials to you and, in the future, receive e-mail notice of Internet access to the materials. The Internet voting site for this year’s meeting allows you to consent for future years. If you are not voting over the Internet, you may consent at www.computershare.com/us/ecomms. If you hold your DST shares through a broker or other nominee, you can stop paper delivery only by following the instructions of the broker or nominee.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — DST Systems, Inc.

Annual Meeting of Stockholders - May 12, 2009

THE DST BOARD OF DIRECTORS SOLICITS YOUR VOTE

The DST Board is making the two proposals.  They are not related to or conditioned on the approval of any other proposals which may come before the Annual Meeting.

The Com number(s) shown on the front of the card is the number of shares you held directly in certificate form or in a book entry account with DST’s transfer agent as of the close of business on the Record Date (March 13, 2009). The Proxy Committee appointed by the DST Board that will vote your Com shares is comprised of Thomas A. McDonnell, Kenneth V. Hager and Randall D. Young. If you do not specify how you authorize the Proxy Committee to vote your Com shares, you authorize it to vote FOR each of the proposals.

The ESOP and 401k numbers shown on the front of the card (“Benefit Plan Shares”) are the total number of shares you held as of the close of business on the Record Date through your participation in the DST Employee Stock Ownership Plan and/or the DST 401(k) Profit Sharing Plan. If you fail to return this Voting Card or do not specify your vote, the Trustee of the applicable plan will vote the shares allocated to your benefit plan account in the same proportion as the shares held by the plan for which the Trustee receives voting instructions.

You may revoke this proxy in the manner described in the Proxy Statement dated March 23, 2009, receipt of which you hereby acknowledge.

PLEASE DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

DST Systems, Inc.

Annual Meeting of Stockholders

May 12, 2009

Proxy Login Details:

Control Number: [[ControlNumber]]

Holder Account Number: [[HolderAccountNumber]]

Proxy Access Number: [[ProxyAccessNumber]]

To: [[Registration]]

We are pleased to deliver your Proxy Statement and Form 10-K Annual Report via email and provide you with the opportunity to vote online. The Proxy Statement and Form 10-K Annual Report are now available, and you can now vote your shares for the 2009 Annual Stockholders’ Meeting. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 12, 2009.

This communication pertains to DST shares you hold directly in your account(s) at Computershare, not to shares you hold through a broker or other nominee. You will receive a separate communication for any such shares. Please separately vote those shares.

To view the Proxy Statement and Form 10-K Annual Report and to cast your vote, please visit: www.envisionreports.com/dst and then follow the instructions. You will need the Holder Account Number and Proxy Access Number above.

You may also vote by calling toll free within the United States, Canada and Puerto Rico, 1-800-652-VOTE (8683), Computershare’s interactive voice response (“IVR”). When the IVR references the number located in the circle, please use the Control Number above. When the IVR references the number that is underlined, please use the Holder Account Number above. When the IVR references the number located in the box, please use the Proxy Access Number above. For purposes of telephonic voting, please note that, for Proposal 1, the three persons nominated for service on our Board of Directors are: 01 Thomas A. McCullough, 02 William C. Nelson, 03 Travis E. Reed; and that Proposal 2 is the Ratification of Independent Registered Accounting Firm.

If you have any questions regarding your account balance or other account information, please call 1-877-282-1168 and we will be pleased to help. Alternatively, you may also submit such questions directly through our secure, online contact form at: mailto:www.computershare.com/ContactUs

Thank you for using our online voting or telephone service.

This email and any files transmitted with it are solely intended for the use of the addressee(s) and may contain information that is confidential and privileged. If you receive this email in error, please advise us by return email immediately. Please also disregard the contents of the email, delete it and destroy any copies immediately. Computershare Limited and its subsidiaries do not accept liability for the consequences of any computer viruses that may be transmitted with this email.

You may request a paper copy of the Proxy Statement and Form 10-K by calling Val Lake, 816/435-8655, or emailing vllake@dstsystems.com.